Posting Supplement No. 167 dated March 28, 2009 to Prospectus dated October 13, 2008	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Posting Supplement supplements the prospectus dated October 13, 2008 and provides information about the particular series of Member Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Posting Supplement together with the prospectus dated October 13, 2008 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                The following Notes are currently being offered:

Member Payment Dependent Notes Series 372211

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
372211	$6,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 372211. Member loan 372211 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,208 / month
Current employer:	Valley Insurance Agency	Debt-to-income ratio:	5.34%
Length of employment:	6 months	Location:	gunnison, CO

Home town:	Atlanta
Current & past employers:	Valley Insurance Agency, Farmers Insurance
Education:	Western State College of Colorado

This borrower member posted the following loan description, which has not been verified:

consolodate debt

A credit bureau reported the following information about this borrower member on January 5, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1981	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	24	Months Since Last Delinquency:	10
Revolving Credit Balance:	$5,177.00	Public Records On File:	0
Revolving Line Utilization:	12.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 372778

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
372778	$2,400	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 372778. Member loan 372778 was requested on March 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,083 / month
Current employer:	Dr. Demartino	Debt-to-income ratio:	12.38%
Length of employment:	3 months	Location:	SOUTH HADLEY, MA

Home town:	South Hadley
Current & past employers:	Dr. Demartino
Education:	Porter and Chester Institute

This borrower member posted the following loan description, which has not been verified:

I am looking for a loan for $3,000.00 to cover the left over expense of buying a new car. I need this money for new tires, registration, tax and insurance purposes.

A credit bureau reported the following information about this borrower member on March 22, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2005	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,285.00	Public Records On File:	0
Revolving Line Utilization:	60.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 375771

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375771	$12,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375771. Member loan 375771 was requested on March 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$17,500 / month
Current employer:	Baldor Electric Company	Debt-to-income ratio:	13.14%
Length of employment:	25 years 6 months	Location:	Fort Smith, AR

Home town:	Fort Smith
Current & past employers:	Baldor Electric Company, Valmac
Education:	Webster University

This borrower member posted the following loan description, which has not been verified:

Bad events usually happen in three's My debt got out of control based on: #1 Moved Mom to nursing home. Had to pay for a few months #2 Son's leg length-ing surgery. $38,000 #3 Two kids in college at the same time Objective: Get out of debt for good. I want to consolidate my debt, get it paid off in 3 years. 3 year plan to be out of debt for good. No vacations, no large expenditures, no more usage of credit(except this consolidation), until it is all gone. I have a high credit score(high 700's) and a high salary, I just want to quit paying credit card companies interest until I can recover from the 3 bad events. I am currently paying over $2,000 a month against the debt, but with a lower interest rate, I can knock out the debt even faster. In 3 years I want to be investing in this club, not borrowing.

A credit bureau reported the following information about this borrower member on January 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1983	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	49	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$56,967.00	Public Records On File:	0
Revolving Line Utilization:	28.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 378198

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378198	$12,800	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378198. Member loan 378198 was requested on March 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,550 / month
Current employer:	Merck and Co.	Debt-to-income ratio:	20.33%
Length of employment:	8 months	Location:	Collegeville, PA

Home town:	Monongahela
Current & past employers:	Merck and Co., Lonza Biologics, Amgen, MedImmune
Education:	University of Pittsburgh

This borrower member posted the following loan description, which has not been verified:

Looking to consolidate/pay debts

A credit bureau reported the following information about this borrower member on March 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	31
Revolving Credit Balance:	$32,785.00	Public Records On File:	0
Revolving Line Utilization:	91.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 381864

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381864	$25,000	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381864. Member loan 381864 was requested on March 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,500 / month
Current employer:	Sales Manager	Debt-to-income ratio:	5.15%
Length of employment:	10 years	Location:	Matthews, SC

Home town:	Charlotte
Current & past employers:	Sales Manager
Education:	Florida State University

This borrower member posted the following loan description, which has not been verified:

Lookingto consolidate all my multiple payments into one convenient payment per month with a fixed interest rate.

A credit bureau reported the following information about this borrower member on March 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1978	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	34	Months Since Last Delinquency:	1
Revolving Credit Balance:	$23,120.00	Public Records On File:	0
Revolving Line Utilization:	n/a	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 382077

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382077	$15,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382077. Member loan 382077 was requested on March 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,833 / month
Current employer:	n/a	Debt-to-income ratio:	0.26%
Length of employment:	n/a	Location:	Washington, DC

Home town:	Silver Spring
Current & past employers:
Education:	George Mason University

This borrower member posted the following loan description, which has not been verified:

Starting up a business. Need capital to get things going.

A credit bureau reported the following information about this borrower member on March 23, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$186.00	Public Records On File:	0
Revolving Line Utilization:	0.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 382195

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382195	$10,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382195. Member loan 382195 was requested on March 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	VASQUEZ & Co, LLP	Debt-to-income ratio:	18.20%
Length of employment:	2 years 4 months	Location:	LOS ANGELES, CA

Home town:
Current & past employers:	VASQUEZ & Co, LLP
Education:

This borrower member posted the following loan description, which has not been verified:

Loan requested for loan consolidation.

A credit bureau reported the following information about this borrower member on March 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	54
Revolving Credit Balance:	$13,875.00	Public Records On File:	0
Revolving Line Utilization:	37.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 383155

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
383155	$6,000	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 383155. Member loan 383155 was requested on March 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	BearingPoint	Debt-to-income ratio:	1.06%
Length of employment:	3 years 9 months	Location:	New York, NY

Home town:	Seattle
Current & past employers:	BearingPoint
Education:	Syracuse University

This borrower member posted the following loan description, which has not been verified:

I am a fiscally responsible adult purchasing an engagement ring from savings. As this will significantly deplete my savings balance, I would like to borrow money to pad my savings in case of an unforeseen need to access cash. I am a Management & Technology Consultant for a global firm, work in New York City, and currently have no personal debt. I paid off my college debt of $12k a few years ago, and I pay off my credit cards every month. My current savings balance is $13k and I am purchasing a $10k engagement ring. I have worked for the same company for 4 years and was recently promoted.

A credit bureau reported the following information about this borrower member on March 9, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,161.00	Public Records On File:	0
Revolving Line Utilization:	16.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 383885

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
383885	$20,000	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 383885. Member loan 383885 was requested on March 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	OHIO STATE UNIVERSITY MEDICAL CENTER	Debt-to-income ratio:	9.31%
Length of employment:	6 years	Location:	COLUMBUS, OH

Home town:	koribondo
Current & past employers:	OHIO STATE UNIVERSITY MEDICAL CENTER, ohio state university medical center
Education:	Columbus State Community College

This borrower member posted the following loan description, which has not been verified:

To invest into a business.

A credit bureau reported the following information about this borrower member on March 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	63
Revolving Credit Balance:	$1,483.00	Public Records On File:	0
Revolving Line Utilization:	4.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 383934

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
383934	$13,750	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 383934. Member loan 383934 was requested on March 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,750 / month
Current employer:	georgia southern university	Debt-to-income ratio:	20.36%
Length of employment:	2 years	Location:	STATESBORO, GA

Home town:	Marietta
Current & past employers:	georgia southern university, Advance Auto Parts
Education:	Georgia Southern University

This borrower member posted the following loan description, which has not been verified:

I am getting this loan to pay off 2 high interest rate credit cards so that I will have a lower monthly payment and be able to have the complete debt paid off by the end of the loan term.

A credit bureau reported the following information about this borrower member on March 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,812.00	Public Records On File:	0
Revolving Line Utilization:	66.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 384699

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
384699	$5,500	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 384699. Member loan 384699 was requested on March 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,333 / month
Current employer:	Bella Luna Restaurant	Debt-to-income ratio:	22.72%
Length of employment:	3 years 9 months	Location:	STAMFORD, CT

Home town:	Stamford
Current & past employers:	Bella Luna Restaurant
Education:	University of Connecticut, Norwalk Community College

This borrower member posted the following loan description, which has not been verified:

I'm going to be using the money to cover the costs of making a cross-country move, as well as conosolidating $4,000 of credit card debt. I always pay my bills on time, and would be a virtually zero-risk candidate for this loan. I am unable to start my new job out west until mid-April and I will be arriving in the beginning of April. So I wanted to consolidate my credit card debt and have about $1,500 of extra money since I won't have any money coming in for a couple of weeks.

A credit bureau reported the following information about this borrower member on March 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	41
Revolving Credit Balance:	$3,972.00	Public Records On File:	0
Revolving Line Utilization:	37.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 384722

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
384722	$24,000	16.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 384722. Member loan 384722 was requested on March 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,666 / month
Current employer:	harris county hospital district	Debt-to-income ratio:	14.93%
Length of employment:	2 years	Location:	LA PORTE, TX

Home town:	Pasadena
Current & past employers:	harris county hospital district, triumph hospital
Education:	San Jacinto College-Central Campus

This borrower member posted the following loan description, which has not been verified:

i would like the requested loan amount to pay off debt.

A credit bureau reported the following information about this borrower member on March 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,564.00	Public Records On File:	0
Revolving Line Utilization:	78.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 385483

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
385483	$5,400	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 385483. Member loan 385483 was requested on March 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	self-employed	Debt-to-income ratio:	1.72%
Length of employment:	3 years	Location:	lamesa, TX

Home town:	Lamesa
Current & past employers:	self-employed
Education:

This borrower member posted the following loan description, which has not been verified:

I need this loan because I need to remodel my bathroom due to that the pluming is really bad, and with that money I can fix it, even though I'm self employed due to the recession that this country is going through my business have gone down.

A credit bureau reported the following information about this borrower member on March 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	62
Revolving Credit Balance:	$586.00	Public Records On File:	0
Revolving Line Utilization:	3.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 385517

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
385517	$15,000	17.90%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 385517. Member loan 385517 was requested on March 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,750 / month
Current employer:	brinks	Debt-to-income ratio:	17.17%
Length of employment:	13 years 8 months	Location:	queens, NY

Home town:	Brooklyn
Current & past employers:	brinks
Education:

This borrower member posted the following loan description, which has not been verified:

PAYOFF TWO PERSONAL LOANS ($11K)FROM CITIBANK. MY AUTOMOBILE NEEDS SERVICE,CHECK ENGINE LIGHT ON DASBOARD IS DISPLAY. SEARCHING FOR SECONDARY JOB TO FOR EXTRA INCOME.

A credit bureau reported the following information about this borrower member on March 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	59
Revolving Credit Balance:	$608.00	Public Records On File:	0
Revolving Line Utilization:	5.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	8

Member Payment Dependent Notes Series 385688

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
385688	$10,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 385688. Member loan 385688 was requested on March 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	Consulate General of the Dominican Republic	Debt-to-income ratio:	21.66%
Length of employment:	8 years 3 months	Location:	MIAMI, FL

Home town:	Santo Domingo
Current & past employers:	Consulate General of the Dominican Republic
Education:	Universidad Catolica de Santo Domingo

This borrower member posted the following loan description, which has not been verified:

I really would like to get this loan to pay off my credit cards, becuase I make monthly payments and I feel like the principal comes down to slow because of the interes. I would like to have only one loan with only one payment in the one I will pay principal and interest knowing that one day will be the last payment and having my credit cards clean.

A credit bureau reported the following information about this borrower member on March 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	33
Revolving Credit Balance:	$11,998.00	Public Records On File:	0
Revolving Line Utilization:	48.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 385767

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
385767	$3,475	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 385767. Member loan 385767 was requested on March 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$2,333 / month
Current employer:	kohls	Debt-to-income ratio:	18.09%
Length of employment:	2 years 5 months	Location:	stratford, CT

Home town:	stratsford
Current & past employers:	kohls
Education:	university of hartford

This borrower member posted the following loan description, which has not been verified:

I looking for extra funding to pay for my tuition.

A credit bureau reported the following information about this borrower member on March 19, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2004	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,844.00	Public Records On File:	0
Revolving Line Utilization:	26.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 385786

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
385786	$11,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 385786. Member loan 385786 was requested on March 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Ikon Global Markets	Debt-to-income ratio:	7.78%
Length of employment:	9 months	Location:	Scotch Plains, NJ

Home town:	Scotch Plains
Current & past employers:	Ikon Global Markets, Parker Wholesale Florist
Education:	Kean University, Union County College, Northeastern University

This borrower member posted the following loan description, which has not been verified:

the loan request made is to consolidate my debt

A credit bureau reported the following information about this borrower member on March 23, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	48
Revolving Credit Balance:	$9,778.00	Public Records On File:	0
Revolving Line Utilization:	77.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 385796

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
385796	$16,800	7.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 385796. Member loan 385796 was requested on March 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,500 / month
Current employer:	Advantage Data Inc.	Debt-to-income ratio:	1.15%
Length of employment:	9 months	Location:	LOWELL, MA

Home town:	Salem
Current & past employers:	Advantage Data Inc., SmartEDU, Inc.
Education:	Tufts University, University of Massachusetts-Lowell

This borrower member posted the following loan description, which has not been verified:

I just found a super-clean, low-mileage (27k miles) RX-7 locally that I'd like to purchase. Unfortunately, the car is being sold by a private seller and I currently do not have enough cash to fund the purchase on my own. I'm having trouble getting loans from banks mainly because they don't like the idea of holding a 20-year-old car as collateral. Ideally, I would have liked to trade in my current car (2003 G35) with an additional 30% down, resulting in a much smaller loan amount (under $8,000). This is not the case, however, so I am planning to sell my current car (2003 Infiniti G35) within a few weeks in order to pay back a chunk of this loan. Thanks!

A credit bureau reported the following information about this borrower member on March 19, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$800.00	Public Records On File:	0
Revolving Line Utilization:	2.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 385903

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
385903	$24,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 385903. Member loan 385903 was requested on March 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$16,667 / month
Current employer:	Hagemeister Inc. Law Office	Debt-to-income ratio:	17.97%
Length of employment:	14 years	Location:	ALISO VIEJO, CA

Home town:	Placentia
Current & past employers:	Hagemeister Inc. Law Office, Tenet Healthcare Corp., Jones Day
Education:	Fullerton College, California State University-Fullerton (CSUF), University of San Diego

This borrower member posted the following loan description, which has not been verified:

I am a 40 year old business transaction attorney and commercial broker. Although most work is done via telephone and e-mail theses days, on occasion, I need to meet with clients and/or drive clients in my vehicle. My wife drives our three daughters around in a 2003 minivan and we also own a 2003 truck, but neither car is really appropriate in most professional settings. I will use the proceeds of the loan to purchase a nice used 4 door sedan, probably 3 to 5 years old to get the best bargain. There are many very nice vehicles in the $18,000 to $20,000 range (before tax and license and initial mechanic work). Purchasing from a private party will provide me with much better leverage than purchasing from a dealer. I will also be investigating and purchasing an aftermarket warranty as I will likely keep the vehicle for 5+ years. This warranty may cost another $1,500 but would be worth it in the long run to avoid substantial repair costs. All in all, a lot cheaper than buying a new car.

A credit bureau reported the following information about this borrower member on March 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1990	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$351,453.00	Public Records On File:	0
Revolving Line Utilization:	95.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 385932

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
385932	$24,000	16.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 385932. Member loan 385932 was requested on March 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	Rabat inc	Debt-to-income ratio:	12.78%
Length of employment:	3 years 4 months	Location:	berkeley, CA

Home town:
Current & past employers:	Rabat inc
Education:	University of San Francisco (USF)

This borrower member posted the following loan description, which has not been verified:

paying of debt

A credit bureau reported the following information about this borrower member on March 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	24
Revolving Credit Balance:	$3,903.00	Public Records On File:	0
Revolving Line Utilization:	78.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 386083

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
386083	$9,250	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 386083. Member loan 386083 was requested on March 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,333 / month
Current employer:	Pacer Energy Marketing	Debt-to-income ratio:	21.90%
Length of employment:	3 years 1 month	Location:	Skiatook, OK

Home town:	Tulsa
Current & past employers:	Pacer Energy Marketing, Crude Marketing and Transportation
Education:	Tulsa Community College

This borrower member posted the following loan description, which has not been verified:

Need to pay off high interest credit card and replace with lower interest payment.

A credit bureau reported the following information about this borrower member on March 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,190.00	Public Records On File:	0
Revolving Line Utilization:	86.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 386100

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
386100	$8,500	7.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 386100. Member loan 386100 was requested on March 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,400 / month
Current employer:	medco health solutions	Debt-to-income ratio:	19.83%
Length of employment:	1 year 6 months	Location:	FORT WORTH, TX

Home town:	New Orleans
Current & past employers:	medco health solutions, university of houston library
Education:	university of houston

This borrower member posted the following loan description, which has not been verified:

need a loan to buy a used car, preferrably individual sales, but dealers are fine too

A credit bureau reported the following information about this borrower member on March 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2003	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,321.00	Public Records On File:	0
Revolving Line Utilization:	27.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 386136

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
386136	$10,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 386136. Member loan 386136 was requested on March 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	Armstrong Capital	Debt-to-income ratio:	3.92%
Length of employment:	n/a	Location:	Far Rockaway, NY

Home town:	Philadelphia
Current & past employers:	Armstrong Capital
Education:	Touro College

This borrower member posted the following loan description, which has not been verified:

I currently have two credit cards with an APR of over 19% that I would like to consolidate.

A credit bureau reported the following information about this borrower member on March 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2001	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	22	Months Since Last Delinquency:	19
Revolving Credit Balance:	$3,520.00	Public Records On File:	0
Revolving Line Utilization:	22.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 386164

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
386164	$14,500	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 386164. Member loan 386164 was requested on March 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,982 / month
Current employer:	CVS	Debt-to-income ratio:	5.75%
Length of employment:	2 years	Location:	Egg Harbor City, NJ

Home town:	Daytona Beach
Current & past employers:	CVS, Lockheed Martin Corp.
Education:	Pennco Tech

This borrower member posted the following loan description, which has not been verified:

With this money I can pay off what I owe and only have 1 monthly payment. That would make my life a WHOLE lot easier. Thank you for your help.

A credit bureau reported the following information about this borrower member on March 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,695.00	Public Records On File:	1
Revolving Line Utilization:	46.20%	Months Since Last Record:	72
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 386209

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
386209	$10,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 386209. Member loan 386209 was requested on March 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,792 / month
Current employer:	Scott & White EMS, Inc.	Debt-to-income ratio:	17.37%
Length of employment:	2 years 8 months	Location:	Temple, TX

Home town:	Temple
Current & past employers:	Scott & White EMS, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

I'm starting an internet auction & ecommerce website. I already have my company incorporated (State of Texas) and also have my domain name secured. I'm in need of capital to pay for web development and hosting costs.

A credit bureau reported the following information about this borrower member on March 20, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26.00	Public Records On File:	0
Revolving Line Utilization:	0.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 386283

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
386283	$10,000	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 386283. Member loan 386283 was requested on March 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,000 / month
Current employer:	AIU Holdings Inc	Debt-to-income ratio:	1.26%
Length of employment:	5 years 8 months	Location:	Lenexa, KS

Home town:	St. Louis
Current & past employers:	AIU Holdings Inc
Education:	Universit of Missouri

This borrower member posted the following loan description, which has not been verified:

Motorcycle Purchase from ebay: http://cgi.ebay.com/ebaymotors/Honda-VTX-1800N-Neo-2004-HONDA-VTX-1800N-Neo-Build-Spec-3_W0QQitemZ330317021233QQcmdZViewItemQQptZUS_motorcycles?hash=item330317021233&_trksid=p4506.c0.m245&_trkparms=72%3A1205%7C65%3A12%7C39%3A1%7C240%3A1318#shippingQuotes

A credit bureau reported the following information about this borrower member on March 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	24	Months Since Last Delinquency:	7
Revolving Credit Balance:	$11,105.00	Public Records On File:	0
Revolving Line Utilization:	43.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 386288

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
386288	$4,800	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 386288. Member loan 386288 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,333 / month
Current employer:	University of Massachusetts-Dartmouth: Housing Department	Debt-to-income ratio:	9.98%
Length of employment:	3 years	Location:	Fairhaven, MA

Home town:	New Bedford
Current & past employers:	University of Massachusetts-Dartmouth: Housing Department, Sid Wainer and Son Specialty Foods
Education:	University of Massachusetts-Dartmouth

This borrower member posted the following loan description, which has not been verified:

Dear Lenders, First I would like to say thank you for looking at and reviewing my application for this loan. The purpose of this loan is 3 fold. First, I would like to pay off the remaining $800 that I owe on my ONLY credit card. I take pride in the fact that I only own 1 credit card and make generous payments on it monthly. Secondly, I would like to fix up my car a bit so that I have a reliable vehicle to transport me to my new full time job that I start in June once I graduate. And lastly, the remaining funds would be used toward a professional business attire for my new job so that I am somewhat presentable at work. Once again I just want to say thank you and I hope you give me an opportunity to show that I am reliable and responsible with this borrowed amount of money. Thank You, Scott J Lawrence

A credit bureau reported the following information about this borrower member on March 25, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2005	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	48
Revolving Credit Balance:	$1,101.00	Public Records On File:	0
Revolving Line Utilization:	61.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 386296

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
386296	$12,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 386296. Member loan 386296 was requested on March 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Revision Management	Debt-to-income ratio:	21.97%
Length of employment:	3 years	Location:	San Ramon, CA

Home town:	San Ramon
Current & past employers:	Revision Management, UPS
Education:	Berklee Music College

This borrower member posted the following loan description, which has not been verified:

I'm looking to pay down my credit card and college loans faster.

A credit bureau reported the following information about this borrower member on March 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,524.00	Public Records On File:	0
Revolving Line Utilization:	65.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 386315

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
386315	$14,100	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 386315. Member loan 386315 was requested on March 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,250 / month
Current employer:	The Grand Canal Shoppes at The Venetian	Debt-to-income ratio:	10.82%
Length of employment:	2 years	Location:	LAS VEGAS, NV

Home town:	Orem
Current & past employers:	The Grand Canal Shoppes at The Venetian, Aramark Corp, The Utah College of Massage Therapy
Education:

This borrower member posted the following loan description, which has not been verified:

Consolidate my car payment and motorcycle payment into one loan and lower the aggregate interest rate and monthly payments.

A credit bureau reported the following information about this borrower member on March 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	24
Revolving Credit Balance:	$10,513.00	Public Records On File:	0
Revolving Line Utilization:	32.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 386369

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
386369	$10,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 386369. Member loan 386369 was requested on March 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,708 / month
Current employer:	Computer Sciences Corporation	Debt-to-income ratio:	13.82%
Length of employment:	10 years 3 months	Location:	Mays Landing, NJ

Home town:	Somers Point
Current & past employers:	Computer Sciences Corporation, Crab Trap Ltd
Education:	Georgia Institute of Technology, The Richard Stockton College of New Jersey

This borrower member posted the following loan description, which has not been verified:

This is my loan for my convertible BMW

A credit bureau reported the following information about this borrower member on March 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1969	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	29	Months Since Last Delinquency:	5
Revolving Credit Balance:	$56,903.00	Public Records On File:	0
Revolving Line Utilization:	54.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 386400

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
386400	$10,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 386400. Member loan 386400 was requested on March 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	n/a	Debt-to-income ratio:	8.54%
Length of employment:	n/a	Location:	New York, NY

Home town:	Taipei
Current & past employers:	Mondera
Education:	New York University (NYU)

This borrower member posted the following loan description, which has not been verified:

I need to get a 25k loan to consolidate debt. I will use the money to pay off two credit card account in Bank of America and JP Morgan Chase. I will spend 13k to pay off the Bank of America's credit card. And 11k to pay off the credit card on JP Morgan Chase. I incurred the 25k credit card debt in 2008 to finance an internet start up. But unfortunately the venture did not work out. I am currently working as a software consultant with steady income. I like to pay off the high interest credit card account with a lower interest rate loan and pay if off in next 3 years.

A credit bureau reported the following information about this borrower member on March 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	39
Revolving Credit Balance:	$24,485.00	Public Records On File:	0
Revolving Line Utilization:	26.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 386469

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
386469	$10,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 386469. Member loan 386469 was requested on March 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,917 / month
Current employer:	lsw	Debt-to-income ratio:	23.69%
Length of employment:	6 years	Location:	Grand Prairie, TX

Home town:	Dallas City
Current & past employers:	lsw, American General
Education:	texas arlington

This borrower member posted the following loan description, which has not been verified:

Loan for the purchase of an used motorcycle

A credit bureau reported the following information about this borrower member on March 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	27	Months Since Last Delinquency:	16
Revolving Credit Balance:	$1,400.00	Public Records On File:	1
Revolving Line Utilization:	77.80%	Months Since Last Record:	99
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 386541

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
386541	$10,400	7.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 386541. Member loan 386541 was requested on March 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,000 / month
Current employer:	houston Cold Freight	Debt-to-income ratio:	12.07%
Length of employment:	5 years 6 months	Location:	CONROE, TX

Home town:	Conroe
Current & past employers:	houston Cold Freight, Houston Cold Freight
Education:	Conroe High School

This borrower member posted the following loan description, which has not been verified:

I'm interested in a 2003 Linconl Navigator with 52000miles very nice clean, mint condition vehicle. I've been lookin all over the place for a car like this with a mint condition, now the olny thing that I don't have is all the money. I plan to invest $5,000 of money I have saved up to complete the purchased if get approved.

A credit bureau reported the following information about this borrower member on March 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,326.00	Public Records On File:	0
Revolving Line Utilization:	37.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 386544

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
386544	$10,000	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 386544. Member loan 386544 was requested on March 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,262 / month
Current employer:	ESRI, Inc.	Debt-to-income ratio:	0.49%
Length of employment:	1 year 3 months	Location:	Redlands, CA

Home town:	Sacramento
Current & past employers:	ESRI, Inc., California Department of Transportation, CalTrans, University of California
Education:	California State University-Sacramento (CSUS), Stanford University

This borrower member posted the following loan description, which has not been verified:

I would like to finish a back yard landscaping improvements. Bank of America put a hold on my HELOC due to "declining home values" despite the fact that I have more than enough equity available. I currently have the full amount to cover the costs in savings, but I want to maintain liquidity. My wife and I both have secure jobs and a solid credit history. Our bills are low enough to be covered by one job if necessary. I work at a company who is currently growing, highly profitable, and with no indications of layoffs. My wife works in the public sector.

A credit bureau reported the following information about this borrower member on March 21, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,195.00	Public Records On File:	0
Revolving Line Utilization:	6.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 386605

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
386605	$25,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 386605. Member loan 386605 was requested on March 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	Aerotek	Debt-to-income ratio:	16.24%
Length of employment:	1 year 6 months	Location:	Morgan Hill, CA

Home town:	San Bruno
Current & past employers:	Aerotek
Education:

This borrower member posted the following loan description, which has not been verified:

Private school tuition for our daughters 2009/2010 school year. Oldest daughter will be a senior and youngest a sophomore. College fund for oldest tanked in the last year so we need to put more money away in the next 12 months to pay for her first year of college while hopefully her 529 fund bounces back. By spreading this year's tuition costs over 3 years, it will allow us to set more aside for her first year of college.

A credit bureau reported the following information about this borrower member on March 21, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1993	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$93,559.00	Public Records On File:	0
Revolving Line Utilization:	22.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 386639

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
386639	$5,550	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 386639. Member loan 386639 was requested on March 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,775 / month
Current employer:	Village of Montpelier	Debt-to-income ratio:	8.26%
Length of employment:	3 years	Location:	Montpelier, OH

Home town:	Sylvania
Current & past employers:	Village of Montpelier, Crawford Investigations, United States Air Force
Education:	Colorado Technical University Online

This borrower member posted the following loan description, which has not been verified:

Purchasing a 2004 Harley Davidson Sportster XL1200R with $1800 worth add ons. 18000 miles, very clean. Loan value is just over $8,000, that is why this is such a good deal at the price of $5550.

A credit bureau reported the following information about this borrower member on March 22, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	25
Revolving Credit Balance:	$260.00	Public Records On File:	1
Revolving Line Utilization:	3.30%	Months Since Last Record:	43
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 386691

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
386691	$12,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 386691. Member loan 386691 was requested on March 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,583 / month
Current employer:	Weston Solutions, Incorporated	Debt-to-income ratio:	7.14%
Length of employment:	1 year 1 month	Location:	Downingtown, PA

Home town:	Reading
Current & past employers:	Weston Solutions, Incorporated
Education:	Butler University

This borrower member posted the following loan description, which has not been verified:

My credit card debt has gotten higher than I would like. I can make the payments every month, but the interest is always on my mind, and I don't know how to make it easier. In addition, my fiance will be moving from overseas to live with me in the U.S. He has a job, but the expenses of hiring an immigration lawyer to make sure everything goes smoothly and get my fiance a visa to begin with have been trying on both of us. I am a very reliable borrower, and although talk is cheap, my credit score should prove me right. I don't like borrowing money from other people, but I just don't have the cash on-hand. I have a full-time job that is very stable. Instead of firing people, we are hiring more. I would really appreciate your consideration. Thank you very much for your time.

A credit bureau reported the following information about this borrower member on March 22, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,879.00	Public Records On File:	0
Revolving Line Utilization:	29.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 386699

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
386699	$20,000	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 386699. Member loan 386699 was requested on March 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,292 / month
Current employer:	Maersk	Debt-to-income ratio:	1.91%
Length of employment:	15 years	Location:	Orlando, FL

Home town:	San Jos? de las Matas
Current & past employers:	Maersk
Education:	Valencia Community College

This borrower member posted the following loan description, which has not been verified:

I am looking to take out a loan for enough money to be able to finish my AA degree at the community college and then obtain at least a Bachelor's degree at a University. With this loan I will able to focus on my studies rather than worrying about being forced to leave for monetary reasons.

A credit bureau reported the following information about this borrower member on March 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	51
Revolving Credit Balance:	$1,846.00	Public Records On File:	0
Revolving Line Utilization:	59.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 386710

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
386710	$13,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 386710. Member loan 386710 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Surgical Specialty Hospital	Debt-to-income ratio:	17.11%
Length of employment:	4 months	Location:	SCOTTSDALE, AZ

Home town:	Maywood
Current & past employers:	Surgical Specialty Hospital, Health Temp, Favorite Healthcare Staffing
Education:	Saint Louis University-Main Campus, Pacific College of Oriental Medicine

This borrower member posted the following loan description, which has not been verified:

I have separated and gone into debt to furnish a new place. This loan would go towards the accounts and to make it into 1 payment.

A credit bureau reported the following information about this borrower member on March 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	42
Revolving Credit Balance:	$13,407.00	Public Records On File:	0
Revolving Line Utilization:	44.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 386737

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
386737	$6,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 386737. Member loan 386737 was requested on March 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,667 / month
Current employer:	Smith Barney	Debt-to-income ratio:	4.99%
Length of employment:	11 months	Location:	cliffwood, NJ

Home town:	Oton, Iloilo
Current & past employers:	Smith Barney, UBS Financial Services
Education:	Rutgers University at Newark

This borrower member posted the following loan description, which has not been verified:

I have several credit cards with low balances that I would like to consolidate into one monthly payment.

A credit bureau reported the following information about this borrower member on March 22, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1997	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,741.00	Public Records On File:	0
Revolving Line Utilization:	14.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 386752

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
386752	$10,000	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 386752. Member loan 386752 was requested on March 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,750 / month
Current employer:	Saia Motorfreight	Debt-to-income ratio:	7.62%
Length of employment:	2 years 2 months	Location:	Eastlake, OH

Home town:	Larne
Current & past employers:	Saia Motorfreight, PAM Transport
Education:	Sunderland University

This borrower member posted the following loan description, which has not been verified:

Replacing carpet with hardwood floors. Replacing kitchen cabinets and countertops as well as replacing appliances and kitchen flooring. If we have anything left we would like to do a patio outside so that we have some outside place to sit and enjoy the weather. Replacing toilet, hot water heater and furnace.

A credit bureau reported the following information about this borrower member on March 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	47
Revolving Credit Balance:	$1,815.00	Public Records On File:	0
Revolving Line Utilization:	34.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 386793

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
386793	$12,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 386793. Member loan 386793 was requested on March 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,083 / month
Current employer:	Glidden/Akzo Nobel Paints	Debt-to-income ratio:	7.91%
Length of employment:	3 years 5 months	Location:	Macon, GA

Home town:	Mason City
Current & past employers:	Glidden/Akzo Nobel Paints
Education:	Mountain View College

This borrower member posted the following loan description, which has not been verified:

Consolidate all credit cards.

A credit bureau reported the following information about this borrower member on March 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,748.00	Public Records On File:	0
Revolving Line Utilization:	85.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 386851

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
386851	$6,000	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 386851. Member loan 386851 was requested on March 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,933 / month
Current employer:	Improvement Direct	Debt-to-income ratio:	8.95%
Length of employment:	2 years 5 months	Location:	Chico, CA

Home town:	San Francisco
Current & past employers:	Improvement Direct, Pizza Guys
Education:	Westwood College, California State University-Chico (CSU Chico)

This borrower member posted the following loan description, which has not been verified:

I'm looking to borrow $6,000 so that I can purchase a dependable used car to transport me between home and work in addition to the grocery store. Currently I am dependent upon the kindness of my friends and roommate in order for me to get anywhere and I was hoping to purchase a vehicle of my own so that I would no longer feel as if I am a burden to those I care about. If you would be willing to invest in me in the form of a car loan I would greatly appreciate your generosity.

A credit bureau reported the following information about this borrower member on March 22, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,112.00	Public Records On File:	0
Revolving Line Utilization:	25.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 386913

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
386913	$11,850	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 386913. Member loan 386913 was requested on March 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,042 / month
Current employer:	C&S Wholesale Grocers Inc	Debt-to-income ratio:	20.96%
Length of employment:	7 years 4 months	Location:	Whately, MA

Home town:	Northampton
Current & past employers:	C&S Wholesale Grocers Inc
Education:

This borrower member posted the following loan description, which has not been verified:

I will be using the money to consolidate all current debt so that i can begin saving for a home of my own. I recently moved in with family so that I could start saving. By consolidating my debt I hope to reduce my monthly payments and thereby increase my savings. This will ultimatley result in a debt and worry free future in which I finally own a home and am free of the stresses that my debt has put on me.

A credit bureau reported the following information about this borrower member on March 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,677.00	Public Records On File:	0
Revolving Line Utilization:	49.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 386917

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
386917	$12,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 386917. Member loan 386917 was requested on March 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,417 / month
Current employer:	zozaya officiating	Debt-to-income ratio:	16.26%
Length of employment:	7 years 3 months	Location:	DIAMOND BAR, CA

Home town:	Los Angeles
Current & past employers:	zozaya officiating, modern wireless
Education:	Cal State Fullerton, University of Webster

This borrower member posted the following loan description, which has not been verified:

It took me five years to recieve my degree (Comm PR, minor Public Administration) at Cal State Fullerton, and during that time a aquired some debt. I found a great job, and recieved an 80% scholarship to the University of Webster in Irvine, CA; for my MBA program. I want one payment, and want to be DEBT FREE as SOON AS POSSIBLE! I have good credit and have never missed on any kind of payment in 7 years. This is a win, win for both parties. Thank you for your help and smart investment!

A credit bureau reported the following information about this borrower member on March 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,464.00	Public Records On File:	0
Revolving Line Utilization:	41.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 386939

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
386939	$5,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 386939. Member loan 386939 was requested on March 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	top service construction	Debt-to-income ratio:	18.13%
Length of employment:	3 years	Location:	FAIRFAX, VA

Home town:	seoul
Current & past employers:	top service construction
Education:

This borrower member posted the following loan description, which has not been verified:

I need money for buy lot a tool.

A credit bureau reported the following information about this borrower member on March 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,155.00	Public Records On File:	0
Revolving Line Utilization:	42.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 386940

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
386940	$4,200	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 386940. Member loan 386940 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,167 / month
Current employer:	Good News Church Inc.	Debt-to-income ratio:	21.69%
Length of employment:	9 months	Location:	Saint Augustine, FL

Home town:	Laurens
Current & past employers:	Good News Church Inc., EGP Inc.
Education:	Flagler College

This borrower member posted the following loan description, which has not been verified:

I am looking to pay for a honeymoon and use the extra money for paying down a higher rate credit card.

A credit bureau reported the following information about this borrower member on March 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,154.00	Public Records On File:	0
Revolving Line Utilization:	99.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 386975

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
386975	$2,500	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 386975. Member loan 386975 was requested on March 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,473 / month
Current employer:	Bob Lindsay Plumbing	Debt-to-income ratio:	19.08%
Length of employment:	1 year 2 months	Location:	Washington, NH

Home town:	New London
Current & past employers:	Bob Lindsay Plumbing, Town of Merrimack, NH
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to pay off the loan I currently have at TD Banknorth.

A credit bureau reported the following information about this borrower member on March 23, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,002.00	Public Records On File:	0
Revolving Line Utilization:	32.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 387021

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387021	$15,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387021. Member loan 387021 was requested on March 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Tubelite Company Inc	Debt-to-income ratio:	12.92%
Length of employment:	5 years 2 months	Location:	DeBary, FL

Home town:	DeBary
Current & past employers:	Tubelite Company Inc
Education:	Seminole Community College

This borrower member posted the following loan description, which has not been verified:

I have been paying my loans on time and have paid over the minimum for some time now. I just want to consolidate my debt to have one payment and make it easier on myself.

A credit bureau reported the following information about this borrower member on March 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1980	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,105.00	Public Records On File:	0
Revolving Line Utilization:	33.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 387039

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387039	$2,500	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387039. Member loan 387039 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,375 / month
Current employer:	ZD Integrated Circuits Inc.	Debt-to-income ratio:	7.37%
Length of employment:	3 years 2 months	Location:	Largo, FL

Home town:	Largo
Current & past employers:	ZD Integrated Circuits Inc., Gypsum Products
Education:	St. Petersburg College

This borrower member posted the following loan description, which has not been verified:

Hello, my name is Shayla Wolfe. I am 21 years old. I work for a company called ZD Integrated Circuits, Inc. My 3 year anniversary was this past January. I am enrolled in St Petersburg College part-time. I am working towards a degree in finance. I am requesting a $2500.00 loan to fix my Toyota Camry. I need to have the transmission, radiator and tires replaced. My neighbor is a mechanic and is willing to do the labor to try and cut my cost. My financial situation is stable. My monthly net salary is $1756.12 and my monthly expenses are $1124.68. I am a very responsible person and I truly understand the difference between necessities and wants. I deeply appreciate you taking the time to consider assisting me in my time of need.

A credit bureau reported the following information about this borrower member on March 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2007	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 387069

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387069	$5,775	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387069. Member loan 387069 was requested on March 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,075 / month
Current employer:	medallion employment	Debt-to-income ratio:	7.15%
Length of employment:	1 year 11 months	Location:	toms river, NJ

Home town:	Ventura
Current & past employers:	medallion employment
Education:

This borrower member posted the following loan description, which has not been verified:

I am having surgery which comes to 5775.

A credit bureau reported the following information about this borrower member on March 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,619.00	Public Records On File:	0
Revolving Line Utilization:	65.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 387083

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387083	$6,500	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387083. Member loan 387083 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,167 / month
Current employer:	ARROW HEAD	Debt-to-income ratio:	23.37%
Length of employment:	20 years	Location:	FORT WORTH, TX

Home town:	ZACATECAS
Current & past employers:	ARROW HEAD
Education:

This borrower member posted the following loan description, which has not been verified:

PERSONAL LOAN

A credit bureau reported the following information about this borrower member on March 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1993	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	18	Months Since Last Delinquency:	23
Revolving Credit Balance:	$12,518.00	Public Records On File:	0
Revolving Line Utilization:	49.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 387113

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387113	$16,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387113. Member loan 387113 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Self Employed	Debt-to-income ratio:	9.24%
Length of employment:	2 years	Location:	Detroit, MI

Home town:
Current & past employers:	Self Employed
Education:	Wayne State University, Masters degree

This borrower member posted the following loan description, which has not been verified:

Fixtures for 9-unit apartment building. Owner has more than $300,000 cash invested in the building.

A credit bureau reported the following information about this borrower member on March 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1988	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,117.00	Public Records On File:	0
Revolving Line Utilization:	74.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 387188

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387188	$10,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387188. Member loan 387188 was requested on March 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,283 / month
Current employer:	n/a	Debt-to-income ratio:	18.09%
Length of employment:	n/a	Location:	Olathe, KS

Home town:	Olathe
Current & past employers:
Education:	DeVry University-Missouri

This borrower member posted the following loan description, which has not been verified:

We are a young couple that has been dating for six years. One of us graduated college in 2008 and the other graduated in 2007. We are looking to get married in the next year and half and we are in need of some financial help.

A credit bureau reported the following information about this borrower member on March 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,365.00	Public Records On File:	0
Revolving Line Utilization:	55.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 387195

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387195	$4,900	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387195. Member loan 387195 was requested on March 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,417 / month
Current employer:	Ventana Medical Systems	Debt-to-income ratio:	3.22%
Length of employment:	4 years	Location:	Tucson, AZ

Home town:	Born: Cuenca, Ecuador/ Raised: Buffalo
Current & past employers:	Ventana Medical Systems, Canyon Ranch, Wilderness Outdoor Leadership Foundation (W.O.L.F.), University of Arizona Cooperative Extension (4-H), Inn at Snakedance- Taos, NM, Hacianda del Sol- Tucson, AZ
Education:	SUNY StonyBrook, Marine Sciences; University of Phoenix, Business Management, Marketing

This borrower member posted the following loan description, which has not been verified:

I recently earned my B.S. in Marketing Management and was offered a promotion upon the proof of my school credentials. I was forced to pay off my student account on two different credit cards (one corporate) in order to receive my credentials and move into my new job. At the same time I am confronted with settling my son's school account so that I can register him for the next year of school within the week. I had been paying off the balance incrementally, yet I received a notice in the mail from the school advising me that I could not register him for the next year until it is paid. I am greatly concerned that he may lose his place in his kindergarten class, as his school is a charter with a waiting list. If awarded, this loan will enable me to pay off these two debts and my overdue utility bills and car insurance. Furthermore, I will take my car in for overdue brake servicing and routine maintenance. It will bring me back up to speed, and I am confident that I can repay it regularly and on time. I work in biotech; my company is dedicated to diagnostics associated with cancer. I have been with the company since 2003, and my recent promotion earns me an additional $6 annual as of last week. I have explained this to provide evidence of my job security and recent increase in income that will enable me to satisfy the terms of the loan.

A credit bureau reported the following information about this borrower member on March 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1992	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	39
Revolving Credit Balance:	$4,341.00	Public Records On File:	0
Revolving Line Utilization:	90.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 387196

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387196	$7,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387196. Member loan 387196 was requested on March 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,750 / month
Current employer:	verisign	Debt-to-income ratio:	3.19%
Length of employment:	3 years	Location:	ARLINGTON, VA

Home town:	miami
Current & past employers:	verisign
Education:	Western Connecticut State University

This borrower member posted the following loan description, which has not been verified:

I plan on paying off this loan ASAP.

A credit bureau reported the following information about this borrower member on March 24, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,035.00	Public Records On File:	0
Revolving Line Utilization:	30.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 387209

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387209	$10,750	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387209. Member loan 387209 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,417 / month
Current employer:	Ojai Valley Inn and Spa	Debt-to-income ratio:	23.33%
Length of employment:	3 years 4 months	Location:	Ventura, CA

Home town:	Mishawaka
Current & past employers:	Ojai Valley Inn and Spa, Walt Disney Co.
Education:	Chapman University

This borrower member posted the following loan description, which has not been verified:

Consolidate all credit cards into one monthly payment. To become debt free in 3 years or less

A credit bureau reported the following information about this borrower member on March 23, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,765.00	Public Records On File:	0
Revolving Line Utilization:	78.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 387212

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387212	$12,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387212. Member loan 387212 was requested on March 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,583 / month
Current employer:	County of San Mateo	Debt-to-income ratio:	9.31%
Length of employment:	3 years 3 months	Location:	San Mateo, CA

Home town:	Los Angeles
Current & past employers:	County of San Mateo, Mills College, UC Berkeley, UC San Francisco
Education:	Brown University, San Francisco State University

This borrower member posted the following loan description, which has not been verified:

I live in one of the two most expensive counties in the US -- San Mateo, CA, where the median home price is $800K. Even though I'm a manager with a stable job and income, I have been priced out of the market for years. With the sudden surplus of foreclosed properties I can purchase a home. I can take the necessary funds out of my IRA, but with the market the way it is, I'd prefer to borrow and let my IRA recover, without taking a distribution loss. I'm extremely financially responsible and put myself through undergraduate school at Brown University and two graduate degrees by working hard and saving money.

A credit bureau reported the following information about this borrower member on March 23, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1987	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$125.00	Public Records On File:	0
Revolving Line Utilization:	0.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 387285

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387285	$5,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387285. Member loan 387285 was requested on March 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,833 / month
Current employer:	Brown Brothers Harriman	Debt-to-income ratio:	0.12%
Length of employment:	4 years	Location:	Allston, MA

Home town:	Mallorca
Current & past employers:	Brown Brothers Harriman
Education:	Clark University

This borrower member posted the following loan description, which has not been verified:

Cash advance required for consolidation of credit card debt and a a better payment plan. Thanks for your time.

A credit bureau reported the following information about this borrower member on March 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2003	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,176.00	Public Records On File:	0
Revolving Line Utilization:	45.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 387299

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387299	$12,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387299. Member loan 387299 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Morgan Keegan	Debt-to-income ratio:	2.82%
Length of employment:	9 months	Location:	ATLANTA, GA

Home town:	Charlotte
Current & past employers:	Morgan Keegan
Education:	University of North Carolina at Chapel Hill (UNC)

This borrower member posted the following loan description, which has not been verified:

Loan to purchase a $18,500 used car because my old car died on me.

A credit bureau reported the following information about this borrower member on March 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2005	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,324.00	Public Records On File:	0
Revolving Line Utilization:	15.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 387324

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387324	$8,500	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387324. Member loan 387324 was requested on March 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	RAPP Retail	Debt-to-income ratio:	1.00%
Length of employment:	7 months	Location:	Dallas, TX

Home town:	Des Moines
Current & past employers:	RAPP Retail, The Integer Group, Euro RSCG, Rapp Collins Worldwide
Education:	Texas Tech University

This borrower member posted the following loan description, which has not been verified:

Dear potential lenders, My mother's roof was damaged in last year's Hurricane Ike and needs replacement. I have acquired a handful of estimates and $8,500 seems to be the mid-number. I believe I have good credit. And I have a job that I enjoy and can make even better money. I just need a little help in helping my mom. My father passed away 10 years ago and she needs my assistance. Thank you. I appreciate your attention in reading this note.

A credit bureau reported the following information about this borrower member on March 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,441.00	Public Records On File:	0
Revolving Line Utilization:	49.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 387337

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387337	$15,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387337. Member loan 387337 was requested on March 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,208 / month
Current employer:	united tobacco inc	Debt-to-income ratio:	0.97%
Length of employment:	6 years 4 months	Location:	margate, FL

Home town:	Cuba
Current & past employers:	united tobacco inc, reel smokers distributors
Education:	jersey city state

This borrower member posted the following loan description, which has not been verified:

loan for debt cosolidation ; credit cards; auto loan

A credit bureau reported the following information about this borrower member on March 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	53
Revolving Credit Balance:	$437.00	Public Records On File:	0
Revolving Line Utilization:	10.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 387344

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387344	$5,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387344. Member loan 387344 was requested on March 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,145 / month
Current employer:	Oce Business Services	Debt-to-income ratio:	6.20%
Length of employment:	3 years 7 months	Location:	Plano, TX

Home town:	Bells
Current & past employers:	Oce Business Services
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to pay off a couple of credit card balances early. I'm tired of paying multiple bills each month with multiple rates. With what i've been paying each month i'll be able to repay the loan within a year.

A credit bureau reported the following information about this borrower member on March 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	6	Months Since Last Delinquency:	23
Revolving Credit Balance:	$4,852.00	Public Records On File:	0
Revolving Line Utilization:	57.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 387383

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387383	$6,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387383. Member loan 387383 was requested on March 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	lemon-x corp	Debt-to-income ratio:	22.58%
Length of employment:	10 months	Location:	bohemia, NY

Home town:
Current & past employers:	lemon-x corp
Education:	Saint Joseph College

This borrower member posted the following loan description, which has not been verified:

I have high precentage rates on my line of credit that i like to pay back. I would like to barrow this money to pay my debt.

A credit bureau reported the following information about this borrower member on March 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1996	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,511.00	Public Records On File:	0
Revolving Line Utilization:	47.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 387426

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387426	$15,000	16.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387426. Member loan 387426 was requested on March 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$3,833 / month
Current employer:	H&K Insurance Agency, Inc	Debt-to-income ratio:	7.93%
Length of employment:	2 years 2 months	Location:	Natick, MA

Home town:	Belmont/Watertown
Current & past employers:	H&K Insurance Agency, Inc
Education:	Suffolk University

This borrower member posted the following loan description, which has not been verified:

I have been up to date with all my credit cards, however at the rate I am going, I much rather pay it off it in one lump sum and pay off one debt such as a personal loan. I am looking forward to seeing if I am qualified for a personal loan that can help me with my financial goals. If I am eligible for a personal loan I will be also be able to save money at the same time paying off my debt.

A credit bureau reported the following information about this borrower member on March 24, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	60
Revolving Credit Balance:	$14,608.00	Public Records On File:	0
Revolving Line Utilization:	94.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 387439

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387439	$5,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387439. Member loan 387439 was requested on March 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,167 / month
Current employer:	FOUR TREES, INC.	Debt-to-income ratio:	17.56%
Length of employment:	6 years	Location:	SUN PRAIRIE, WI

Home town:	Baltimore
Current & past employers:	FOUR TREES, INC., Standard Enzyme Co. of North America
Education:	UNITED STATES SCHOOL OF NATUROPATHY

This borrower member posted the following loan description, which has not been verified:

This money will be paid by me to an existing construction/contracting business for the purpose of buying into a partnership position. I have already been instrumental in forming the mother corporation that will manage this existing LLC. I am named as a 49% shareholder and will be active in all of the business affairs and decision-making processes. Beyond remodeling & renovation, we will be moving into property management in 2010. The original buy-in purchase price was a modest $15,000, almost half of which I have already paid. Any unpaid dues that will not be covered by this $5,000 will be handled personally as I prefer to accumulate as little debt as possible. All loan obligations of the past have been paid to full satisfaction and in a consistent timely manner. Finances for this were initially to originate from a home mortgage refi. However, I took a full 15% appraisal hit from that of just one year ago due to the current market, leaving me little room for cash out. This will of course change for the better in time, but left me pursuing other options. Maybe you will consider this a low-risk investment worth your while. Thanks.

A credit bureau reported the following information about this borrower member on March 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1989	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,344.00	Public Records On File:	0
Revolving Line Utilization:	28.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 387445

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387445	$9,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387445. Member loan 387445 was requested on March 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	MarketFinders	Debt-to-income ratio:	8.84%
Length of employment:	15 years 3 months	Location:	Thousand Oaks, CA

Home town:	Grosse Pointe
Current & past employers:	MarketFinders, Los Angeles Department of Water and Power
Education:	University of Michigan

This borrower member posted the following loan description, which has not been verified:

My business is profitable despite the poor economy. My credit is good. I am looking to even out my cash-flow situation by refinancing my Credit Cards at a lower rate and fixed payment. I like the idea of paying interest to real people instead of to a bank. When my loan is payed off I will become an investor.

A credit bureau reported the following information about this borrower member on March 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	62
Revolving Credit Balance:	$5,390.00	Public Records On File:	1
Revolving Line Utilization:	27.20%	Months Since Last Record:	112
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 387462

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387462	$5,000	19.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387462. Member loan 387462 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$833 / month
Current employer:	Rite Aid	Debt-to-income ratio:	0.00%
Length of employment:	2 months	Location:	WEST HAVEN, CT

Home town:
Current & past employers:	Rite Aid, JOULE
Education:	University of New Haven

This borrower member posted the following loan description, which has not been verified:

This loan is to help further my education in Criminal Justice. This is my second year in college and I really enjoy being in school and learning everything i can on how to be successful.

A credit bureau reported the following information about this borrower member on March 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2007	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 387512

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387512	$6,500	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387512. Member loan 387512 was requested on March 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,617 / month
Current employer:	Sweetbay Supermarket	Debt-to-income ratio:	12.08%
Length of employment:	2 years	Location:	Venice, FL

Home town:	Des Moines
Current & past employers:	Sweetbay Supermarket
Education:	Valencia Community College, University of South Florida

This borrower member posted the following loan description, which has not been verified:

I am requesting this loan to consolidate my existing credit debt, and recent medical expenses that I have incurred. I am in good standing with all of my credit lines and pay them each month on time. My medical expenses are final and will not be increasing any more. My reason for needing the loan is that with my existing credit payments and new medical bills I have a different bill due every week and my paychecks are not going as far as they used to. It would greatly help me to consolidate all into one larger payment per month.I have a full time position as a manager at a retail store, which I have held for the past two years. I am a responsible person who pays my bills on time and I am only seeking this loan so that I can avoid any future credit problems.

A credit bureau reported the following information about this borrower member on March 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,530.00	Public Records On File:	0
Revolving Line Utilization:	63.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 387556

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387556	$15,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387556. Member loan 387556 was requested on March 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,500 / month
Current employer:	Janus Capital Group	Debt-to-income ratio:	12.46%
Length of employment:	1 year 2 months	Location:	Denver, CO

Home town:	Sioux Falls
Current & past employers:	Janus Capital Group, Accenture
Education:	University of South Dakota, University of Colorado at Boulder

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate three loans that I took out (personal, not student) in graduate school. Since graduating I've gotten a great job, have a solid credit history, and am in an excellent position to repay this.

A credit bureau reported the following information about this borrower member on March 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	56
Revolving Credit Balance:	$2.00	Public Records On File:	0
Revolving Line Utilization:	0.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 387566

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387566	$12,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387566. Member loan 387566 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Venue Security Corp	Debt-to-income ratio:	20.33%
Length of employment:	1 year	Location:	SAN MARCOS, CA

Home town:	San Diego
Current & past employers:	Venue Security Corp, West Coast Projections
Education:	California State University-San Marcos (CSU San Marcos)

This borrower member posted the following loan description, which has not been verified:

Fully Loaded, Nav, leather, bose, etc VIN: JNKCV51E65M217864

A credit bureau reported the following information about this borrower member on March 25, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	49
Revolving Credit Balance:	$24,029.00	Public Records On File:	0
Revolving Line Utilization:	70.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 387600

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387600	$25,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387600. Member loan 387600 was requested on March 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Choice Group USA, Inc.	Debt-to-income ratio:	1.77%
Length of employment:	3 years	Location:	Brooklyn, NY

Home town:
Current & past employers:	Choice Group USA, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

I own factories in a foreign country where making garments. I have my own company here in NY. Now planning to open store where I can sell extra clothes from our factories and create earnings. Need some cash for couple of months max to set the store and other expenses. Will return the money within two months.

A credit bureau reported the following information about this borrower member on March 26, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1990	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	65
Revolving Credit Balance:	$7,084.00	Public Records On File:	0
Revolving Line Utilization:	20.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 387602

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387602	$20,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387602. Member loan 387602 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	fender mender	Debt-to-income ratio:	19.27%
Length of employment:	3 years	Location:	CHARLESTON, SC

Home town:	Wilkes Barre
Current & past employers:	fender mender, autocare collision
Education:

This borrower member posted the following loan description, which has not been verified:

This loan is to help give our daughter a beautiful wedding. This loan is to pay for expenses in creating a wonderful memory for her and our soon to be wonderful son-in-law. We feel we make very good and responsible candidates for this loan and repayment of it. This amount is already available in our budget and it is our priority to pay off debt as soon as possible.

A credit bureau reported the following information about this borrower member on March 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	38
Revolving Credit Balance:	$17,811.00	Public Records On File:	0
Revolving Line Utilization:	79.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 387634

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387634	$15,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387634. Member loan 387634 was requested on March 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	B&R Products, Inc.	Debt-to-income ratio:	17.84%
Length of employment:	13 years 8 months	Location:	Hialeah, FL

Home town:	Sacramento
Current & past employers:	B&R Products, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

I have a small loan with Lending Club that is in good standing. I knew my daughter would be getting married in the near future as she is a senior at Florida International University and has had a steady boyfriend for 3 years. Well time is up. I guess I will not be able to save for it in time! I make a good living and have excellent credit. I anticipate the wedding to cost $20,000 with overages. I would be able to "pay as we go" but that puts un-needed pressure on my budget - which I work so diligently to keep in excellent standing. I am willing to pay the interest on a loan to make this whole affair an enjoyable and less stressfull one. I enjoy this lending community and hope it will be able to help me enjoy this time of my life.

A credit bureau reported the following information about this borrower member on March 24, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1987	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	36
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 387659

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387659	$8,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387659. Member loan 387659 was requested on March 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$3,200 / month
Current employer:	Asn Natural Stone	Debt-to-income ratio:	2.31%
Length of employment:	1 year	Location:	vallejo, CA

Home town:	San Francisco
Current & past employers:	Asn Natural Stone
Education:

This borrower member posted the following loan description, which has not been verified:

In a nutshell, I'm a nice guy with newly established credit. I'm looking to consolidate my credit cards for a better rate and have a little extra cash to buy a affordable and reliable car to commute back and forth to work. Before gas prices rise again :)

A credit bureau reported the following information about this borrower member on March 24, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2004	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	6	Months Since Last Delinquency:	18
Revolving Credit Balance:	$3,292.00	Public Records On File:	0
Revolving Line Utilization:	58.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 387672

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387672	$15,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387672. Member loan 387672 was requested on March 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,167 / month
Current employer:	adir international	Debt-to-income ratio:	7.88%
Length of employment:	7 years 3 months	Location:	chino, CA

Home town:	los angeles
Current & past employers:	adir international
Education:

This borrower member posted the following loan description, which has not been verified:

Hardworking guy need to consolidate debts

A credit bureau reported the following information about this borrower member on March 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	39
Revolving Credit Balance:	$15,896.00	Public Records On File:	0
Revolving Line Utilization:	83.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 387680

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387680	$16,000	16.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387680. Member loan 387680 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	LWL Worldwide Inc	Debt-to-income ratio:	0.26%
Length of employment:	2 years 2 months	Location:	Grants Pass, OR

Home town:	San Diego
Current & past employers:	LWL Worldwide Inc, Skycasters, Inc
Education:	US Navy

This borrower member posted the following loan description, which has not been verified:

We're a 2-year old, successful, self-funded research and publishing company that owns several web-properties that sell products, 100% online, that cater to health, self-help, and e-commerce enthusiasts. We did $350,000 in revenue the first year. Close to $400,000 the second. Seeking expansion capital for advertising, outsourcing, and marketing. We bring in a big lump sum of revenue when we orchestrate website LAUNCHES via JV mailing partners ( affiliates )... our Affiliate Portal, and our coming launches can be seen here: http://www.LWLMedia.com

A credit bureau reported the following information about this borrower member on March 25, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	30
Revolving Credit Balance:	$438.00	Public Records On File:	0
Revolving Line Utilization:	4.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 387703

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387703	$20,000	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387703. Member loan 387703 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,375 / month
Current employer:	Miami Interational Compliance	Debt-to-income ratio:	5.75%
Length of employment:	5 years	Location:	Hialeah, FL

Home town:	Miami
Current & past employers:	Miami Interational Compliance
Education:

This borrower member posted the following loan description, which has not been verified:

Along with my wife, I am buying a Pizza "Window", in a very busy shopping mall, the place is 700 sqf, it has all the equipment and oven. The business is already open and running, let's roll!

A credit bureau reported the following information about this borrower member on March 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2003	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,886.00	Public Records On File:	0
Revolving Line Utilization:	32.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 387741

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387741	$20,000	18.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387741. Member loan 387741 was requested on March 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,150 / month
Current employer:	Cityone	Debt-to-income ratio:	8.21%
Length of employment:	3 years	Location:	Miami, FL

Home town:	Miami
Current & past employers:	Cityone
Education:

This borrower member posted the following loan description, which has not been verified:

I need to ocntinue my education, currently i have an associate in arts, I am looking into contibuing my education to a higher level, I am planning on going to school. New horizons are opening for me!

A credit bureau reported the following information about this borrower member on March 25, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	67
Revolving Credit Balance:	$15,518.00	Public Records On File:	0
Revolving Line Utilization:	63.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 387744

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387744	$16,000	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387744. Member loan 387744 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,533 / month
Current employer:	Social Security Board	Debt-to-income ratio:	9.13%
Length of employment:	11 years 6 months	Location:	Cambria Heights, NY

Home town:
Current & past employers:	Social Security Board
Education:	CUNY Lehman College

This borrower member posted the following loan description, which has not been verified:

pay off debt

A credit bureau reported the following information about this borrower member on March 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1988	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	44
Revolving Credit Balance:	$17,436.00	Public Records On File:	0
Revolving Line Utilization:	71.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 387759

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387759	$25,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387759. Member loan 387759 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$12,500 / month
Current employer:	Bill Stancel Masonry, Inc.	Debt-to-income ratio:	2.86%
Length of employment:	5 years 10 months	Location:	Alva, FL

Home town:	Fort Myers
Current & past employers:	Bill Stancel Masonry, Inc.
Education:	University of Central Florida

This borrower member posted the following loan description, which has not been verified:

Potential Lenders: I am a college graduate, married ten years, with two children. I graduated from the University of Central Florida, with a bachelor degree in business administration with a minor in finance. I currently am responsible for the day to day operations of a $25M average annual sales construction company. My income is two part: For my day to day living expenses I take a salary of $72,800 annually. The remainder of my income is based on commissions and bonuses. Average commission and bonuses for the last three years has been about $80,000 per year. This year I am on track with about $25,000 in commissions year to date and much of the year to go. I sold my home during the real estate boom and I have managed to put enough away to build a new home for my family. Presently I am renting a nice place until the construction of my new home is finished. Not wanting to use all of my available savings I have used some credit lines available to me to finance some of the construction as building schedule and my cash flow from commissions do not always coincide. My intentions are to finish the house by the end of this year, and depending on rates, refinance the home and repay any outstanding debt. I have an excellent credit history. I have never had a late payment of any kind. I always pay my bills on time. Everything I own is paid for (vehicles, boat, etc.,) except for the lot I am building by house on which has a note for $55K. My net worth is about $300K. Thank you for your investment consideration.

A credit bureau reported the following information about this borrower member on March 25, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,911.00	Public Records On File:	0
Revolving Line Utilization:	34.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 387784

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387784	$14,500	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387784. Member loan 387784 was requested on March 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Fischer & Company	Debt-to-income ratio:	18.04%
Length of employment:	7 months	Location:	Pittsburgh, PA

Home town:	Pittsburgh
Current & past employers:	Fischer & Company
Education:	University of Pittsburgh-Main Campus, Point Park University

This borrower member posted the following loan description, which has not been verified:

Dear Lenders, I am searching for a $20,000 loan to consolidate my credit card debt. I have a full time job as a real estate associate broker with a prominent commercial real estate firm in Pittsburgh, PA. I am also in graduate school to where I'm studying International business. I am fully capable at repaying the loan over time. I just need to consolidate from my high interest credit cards. This is why I'm asking for the loan. Please consider my request. Thanks, Adam Viccaro

A credit bureau reported the following information about this borrower member on March 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1984	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,392.00	Public Records On File:	0
Revolving Line Utilization:	94.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 387788

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387788	$25,000	17.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387788. Member loan 387788 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Self Employed	Debt-to-income ratio:	2.13%
Length of employment:	9 months	Location:	Berkeley, CA

Home town:	Berkeley
Current & past employers:	Self Employed, Bank of America Corp., Charles Schwab, Fulbright Foreign Scholar
Education:	Haas School of Business, UC Berkeley, Fordham University, Columbia University in the City of New York

This borrower member posted the following loan description, which has not been verified:

I am building a small second house as a rental unit and I want to finance the $30,000 solar installation. I am using another $25,000 in personal money as well as bank financing for the balance

A credit bureau reported the following information about this borrower member on March 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	11	Months Since Last Delinquency:	22
Revolving Credit Balance:	$203.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 387801

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387801	$2,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387801. Member loan 387801 was requested on March 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,167 / month
Current employer:	Thomas & Betts	Debt-to-income ratio:	22.77%
Length of employment:	2 years	Location:	Houston, TX

Home town:	Flatonia
Current & past employers:	Thomas & Betts, O DRILL MCM
Education:

This borrower member posted the following loan description, which has not been verified:

Loan for a welding machine

A credit bureau reported the following information about this borrower member on March 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2005	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,128.00	Public Records On File:	0
Revolving Line Utilization:	13.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 387823

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387823	$8,500	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387823. Member loan 387823 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Toyota South	Debt-to-income ratio:	12.27%
Length of employment:	3 years	Location:	Atlanta, GA

Home town:	Chicago
Current & past employers:	Toyota South
Education:	Clark Atlanta University

This borrower member posted the following loan description, which has not been verified:

Hello, I would like to consolidate several credit card payments into one montly payment. Any help with this matter would be greatly appreciated. The cards are as follows: Bank of America $3,000.00 Bill Me Later $3,000.00 HSBC $2,500.00 Current Monthly Payments: Bank of America $185 Bill Me Later $150 HSBC $150 Thank you in advance for your time. Sincerely, Keith J. Kenner

A credit bureau reported the following information about this borrower member on March 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1987	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	41
Revolving Credit Balance:	$30,532.00	Public Records On File:	0
Revolving Line Utilization:	53.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 387844

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387844	$6,000	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387844. Member loan 387844 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,708 / month
Current employer:	Garlock Sealing Technologies	Debt-to-income ratio:	6.44%
Length of employment:	4 years	Location:	Fairport, NY

Home town:	Sandwich
Current & past employers:	Garlock Sealing Technologies, John Holtz Honda, American Axle & Mfg., North Conway Police Department, Circuit City Stores
Education:	Rochester Institute of Technology (RIT)

This borrower member posted the following loan description, which has not been verified:

I'll be using this loan to payoff a Home Equity Line of Credit before my bank will let me refinance. The low-rate refinance option I'm looking at only allows 1 loan on the home so I need to payoff this Home Equity before I can finalize the refinance. I've looked at other options like credit card cash advances or Balance Transfers but the fees are so high right now... and the payback times are only 6-12months I've been in the home one and a half years and already the interest rates have dropped enough that by refinancing my current mortgage I'll be saving about $200/month The home is a modest, single family home in Western NY (not a multi-million dollar mansion that I cant afford). Its valued at about $165k (the bank just finished the appraisal on March 17th, 2009), which is up 5% from when I bought it (yes ... the market here is increasing). I've been employed at the same company since 2005, have excellent credit, and never make late payments.

A credit bureau reported the following information about this borrower member on March 25, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,970.00	Public Records On File:	0
Revolving Line Utilization:	12.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 387879

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387879	$6,500	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387879. Member loan 387879 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,917 / month
Current employer:	LifeGuard Computers, Inc.	Debt-to-income ratio:	13.98%
Length of employment:	2 years 1 month	Location:	Saint George, UT

Home town:	Saint George
Current & past employers:	LifeGuard Computers, Inc., MyComputerDealer, Inc., Wilson Electronics, Inc.
Education:	Dixie State College of Utah

This borrower member posted the following loan description, which has not been verified:

Would like to pay off a family member who loaned money in the past and has been hit by hard financial problems. Currently paying $300/mth for the last 7 mths. Have no problem paying monthly, just don't have ALL of the money right now. Highly responsible business owner, and will be in need of further loans afterwards for further consolidation. I own a business in a strong sector, and will have no problem paying the payments. Please take a look at my credit history, as I have had little problem with credit.

A credit bureau reported the following information about this borrower member on March 25, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 387894

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387894	$20,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387894. Member loan 387894 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$15,833 / month
Current employer:	Kauai scuba center	Debt-to-income ratio:	17.97%
Length of employment:	8 months	Location:	Brownsville, OR

Home town:	slc
Current & past employers:	Kauai scuba center, Philips products
Education:

This borrower member posted the following loan description, which has not been verified:

I am looking for help our company get off the ground. This is a new company that we just started in June 08 . We would like to buy some new equipment witch last about 3 to 4 years. And some needed repairs to the dive boat. Before our coast guard inspection. This ioan will help us grow in a time when no one else will give a new company a loan or a change to grow. Thank for your time.

A credit bureau reported the following information about this borrower member on March 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1985	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,186.00	Public Records On File:	0
Revolving Line Utilization:	55.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 387910

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387910	$13,200	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387910. Member loan 387910 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	power and process, inc	Debt-to-income ratio:	12.72%
Length of employment:	2 years 8 months	Location:	west haven, CT

Home town:	west haven
Current & past employers:	power and process, inc, party people, inc, General party rentals
Education:

This borrower member posted the following loan description, which has not been verified:

Id like to pay off my credit card debt completely and have a low monthly payment because i want to buy my girlfriend of 3yrs a ring and with lower monthly payments i can save for it faster. I accumulated the debt from when i was younger and had the silly mind set that a credit card is like free money. I have greatly learned from that. I just want to be done with credit cards. I am a great candidate for a loan because i have never had a late payment in my life. I always paid more then double the min. monthly payments. I dont have kids or dependents. I live rent free with family in a big house. (I do labor work like cutting grass, work on their cars, take care of the home, etc. in exchange for rent free living.) I have a very stable and well paying job which ive been at for almost 3yrs. Im a work horse. Ive never been unemployed since ive started working at 16yrs old. I would greatly apprieciate the help.

A credit bureau reported the following information about this borrower member on March 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,721.00	Public Records On File:	0
Revolving Line Utilization:	30.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 387912

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387912	$5,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387912. Member loan 387912 was requested on March 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,917 / month
Current employer:	ernst young	Debt-to-income ratio:	15.40%
Length of employment:	2 years	Location:	FORT LAUDERDALE, FL

Home town:	hazleton
Current & past employers:	ernst young
Education:	Bloomsburg University of Pennsylvania

This borrower member posted the following loan description, which has not been verified:

Borrowing to extinguish a credit card obligation at a lower interest rate.

A credit bureau reported the following information about this borrower member on March 26, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	79
Revolving Credit Balance:	$9,347.00	Public Records On File:	0
Revolving Line Utilization:	41.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 387930

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387930	$10,500	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387930. Member loan 387930 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,417 / month
Current employer:	Kaiser Hospital	Debt-to-income ratio:	6.02%
Length of employment:	5 years 4 months	Location:	Rodeo, CA

Home town:
Current & past employers:	Kaiser Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

This is the last credit card I needed to pay with a very high interest rate. I hope you could me. Thank you.

A credit bureau reported the following information about this borrower member on March 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1990	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,610.00	Public Records On File:	0
Revolving Line Utilization:	43.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 387931

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387931	$1,500	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387931. Member loan 387931 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	Palo Alto Medical Foundation	Debt-to-income ratio:	1.04%
Length of employment:	3 years	Location:	SAN JOSE, CA

Home town:	Milpitas
Current & past employers:	Palo Alto Medical Foundation, Allied Barton
Education:	De Anza College

This borrower member posted the following loan description, which has not been verified:

Pay back family members that helped me move 2mths ago. Need a cheaper monthly payment.

A credit bureau reported the following information about this borrower member on March 25, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2003	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,781.00	Public Records On File:	0
Revolving Line Utilization:	59.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 387942

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387942	$5,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387942. Member loan 387942 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Liquidity Services Inc	Debt-to-income ratio:	17.57%
Length of employment:	7 months	Location:	Alexandria, VA

Home town:	Los Angeles
Current & past employers:	Liquidity Services Inc
Education:	George Washington University (GW)

This borrower member posted the following loan description, which has not been verified:

Just incorporated a business in the surplus industry dealing in apparel and consumer electronics. I have customers ready to buy from me with cash in hand. Will need a short term $5K loan to purchase inventory. I can double the $5K investment in the same month and will be able to pay back the loan in 45 days.

A credit bureau reported the following information about this borrower member on March 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,170.00	Public Records On File:	0
Revolving Line Utilization:	67.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 387987

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387987	$7,200	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387987. Member loan 387987 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Vonage	Debt-to-income ratio:	0.60%
Length of employment:	1 year	Location:	Freehold, NJ

Home town:	Brooklyn
Current & past employers:	Vonage, Merrill Lynch
Education:	Brookdale Community College

This borrower member posted the following loan description, which has not been verified:

The Purpose of my request to pay for services required for my IT recruiting firm to operate in a efficient manner as well to pay off the remaining balance of my purchases made from my credit cards.

A credit bureau reported the following information about this borrower member on March 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	55
Revolving Credit Balance:	$1,306.00	Public Records On File:	0
Revolving Line Utilization:	14.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 388005

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388005	$16,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388005. Member loan 388005 was requested on March 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$7,083 / month
Current employer:	Nestle	Debt-to-income ratio:	2.61%
Length of employment:	5 years	Location:	Pensacola, FL

Home town:
Current & past employers:	Nestle
Education:	University of Minnesota-Twin Cities, The University of Texas at Austin

This borrower member posted the following loan description, which has not been verified:

For three years I have owned a small business dealing in long-term real estate holdings. I have a number of properties that are providing me with rental income but I would like to expand my business and reorganize into a safer and more efficient corporate entity. I also plan on doing some maintenance and remodeling on my current properties to make them more profitable. My husband is a military physician, so our primary job is stable. I currently have 30K in liquid savings, but I am applying for this loan to keep my business entity separate and ensure that I have a financial buffer for emergencies. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on March 25, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$29,204.00	Public Records On File:	0
Revolving Line Utilization:	51.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 388170

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388170	$12,000	7.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388170. Member loan 388170 was requested on March 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	AMG Imaging Supplies	Debt-to-income ratio:	10.10%
Length of employment:	1 year	Location:	SAINT PETERSBURG, FL

Home town:	Albany
Current & past employers:	AMG Imaging Supplies, Renton Collision
Education:	Clover Park Technical College

This borrower member posted the following loan description, which has not been verified:

My credit score is right around 700. Can we lower the interst rate ?

A credit bureau reported the following information about this borrower member on March 26, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1987	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$56,348.00	Public Records On File:	0
Revolving Line Utilization:	33.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 388174

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388174	$13,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388174. Member loan 388174 was requested on March 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,500 / month
Current employer:	Realtor-Self Employed	Debt-to-income ratio:	16.14%
Length of employment:	1 year 5 months	Location:	Bryan, TX

Home town:
Current & past employers:	Realtor-Self Employed
Education:	Texas A & M University

This borrower member posted the following loan description, which has not been verified:

I am a Realtor in Bryan College Station Texas (strong market). I am looking for funding to start my own brokerage. The money will be used to pay fees and for advertising costs. I have great credit, experience starting a new business (restaurant). Just looking for a lower rate than the local banks quoted me.

A credit bureau reported the following information about this borrower member on March 26, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 388222

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388222	$11,250	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388222. Member loan 388222 was requested on March 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Gleason Works	Debt-to-income ratio:	18.69%
Length of employment:	1 year	Location:	Smithton, IL

Home town:	Mountain Home
Current & past employers:	Gleason Works, Gleason Works
Education:	Syracuse University

This borrower member posted the following loan description, which has not been verified:

Looking for a loan to payoff my 2 credit cards. I have been an excellent steward of my finances. I used credit to get me through school and have been working on paying them off for 2 years. It's near impossible to do with the credit card companies. I have worked as a industrial engineer for 9 years at a major transportation company. About a year ago made a move to my current job as a supply chain anaylst. Both credit cards add up to $10,800. Help me pay them off and get out of debt. I have no mortage and my wife and I are getting ready to move in with my parents. This will help us expedite getting debt free within 3-4 years. I NEED a good rate of intrest. Please help. Thanks.

A credit bureau reported the following information about this borrower member on March 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	46
Revolving Credit Balance:	$11,197.00	Public Records On File:	0
Revolving Line Utilization:	81.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 388229

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388229	$10,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388229. Member loan 388229 was requested on March 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Intellitoys, LLC	Debt-to-income ratio:	0.39%
Length of employment:	1 year 7 months	Location:	New York, NY

Home town:	Potomac
Current & past employers:	Intellitoys, LLC, Microsoft
Education:	Columbia University in the City of New York

This borrower member posted the following loan description, which has not been verified:

Current Prosper lender looking for a bit of liquidity to support moving expenses to new apartment and self-employment taxes due. I have excellent credit and have never missed a payment on any debt. I have more than the borrowed amount available in savings, but do not want to draw against it.

A credit bureau reported the following information about this borrower member on March 26, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$99.00	Public Records On File:	0
Revolving Line Utilization:	0.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 388233

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388233	$10,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388233. Member loan 388233 was requested on March 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Desert Inn Hotel Management	Debt-to-income ratio:	9.28%
Length of employment:	7 months	Location:	Yonkers, NY

Home town:	Manhattan
Current & past employers:	Desert Inn Hotel Management, Cypress Healthcare, Simpson, Thatcher and Bartlett, Old Cutler Developers
Education:	Herbert H. Lehman College

This borrower member posted the following loan description, which has not been verified:

I am fully employed as is my husband. Our current living expenses are minimal, and we both earn enough income to have all our expenses covered. Our credit history is excellent. As a hobby, I had started a side business a few years ago and it has always done well for me via word of mouth. I decided now to take that small side business I have been doing for some time now and create a real business out of it. I am comfortable already with the time I put into it, and with a little influx of cash flow I can expand my business and increase my residual cash flow. Eventually, I believe that this business of mine will continue to grow to the point it where I can actually turn it into a full time thing.

A credit bureau reported the following information about this borrower member on March 26, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1993	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,559.00	Public Records On File:	0
Revolving Line Utilization:	12.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 388278

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388278	$8,000	19.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388278. Member loan 388278 was requested on March 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,269 / month
Current employer:	Brand Energy Solutions	Debt-to-income ratio:	13.19%
Length of employment:	3 years	Location:	Houston, TX

Home town:	Dallas
Current & past employers:	Brand Energy Solutions, Big City Access
Education:	Sam Houston State University

This borrower member posted the following loan description, which has not been verified:

Transitional Housing is a different kind of housing alternative. The goal of the organization is to provide interim housing and skill training so that clients become empowered and independent individuals. Rooms will be rented and paid weekly. The money will be used to purchase assorted furniture, furnishings, and appliances for the different rooms. What makes me a good, reliable and responsible candidate for the loan is my ability and goal to pay the loan off. I am a very responsible person when it comes to paying my bills on time. I would just like the opportunity to be able to prove myself in what I know to be a very profitable business venture.

A credit bureau reported the following information about this borrower member on March 26, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$634.00	Public Records On File:	0
Revolving Line Utilization:	42.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 388289

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388289	$7,500	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388289. Member loan 388289 was requested on March 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Fabel Designs	Debt-to-income ratio:	12.87%
Length of employment:	2 years 9 months	Location:	South Jordan, UT

Home town:	West Jordan
Current & past employers:	Fabel Designs, ACS
Education:	Salt Lake Community College

This borrower member posted the following loan description, which has not been verified:

Have a great opportunity to purchase a portion of a growing company. Company has experienced 37% growth from 2007 to 2008. Continued strong growth in 2009 (even in poor economy). Projected growth to be up 40% in 2009. I am experienced in this line of business and feel I would be a great asset to help facilitate more growth.

A credit bureau reported the following information about this borrower member on March 26, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$298.00	Public Records On File:	0
Revolving Line Utilization:	1.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 388322

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388322	$10,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388322. Member loan 388322 was requested on March 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,417 / month
Current employer:	United Health Services	Debt-to-income ratio:	17.12%
Length of employment:	2 years	Location:	Ellenton, FL

Home town:	Fairborn
Current & past employers:	United Health Services, Kids R Kids, Cracker Barrel
Education:	Manatee Community College, University of Central Florida

This borrower member posted the following loan description, which has not been verified:

My fiance and I are relocating and will use this money to help pay for moving expenses and getting settled. Thanks.

A credit bureau reported the following information about this borrower member on March 26, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,435.00	Public Records On File:	0
Revolving Line Utilization:	59.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 388340

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388340	$15,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388340. Member loan 388340 was requested on March 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	The Computer Connection	Debt-to-income ratio:	4.29%
Length of employment:	1 month	Location:	Chelan, WA

Home town:	Augusta
Current & past employers:	The Computer Connection, Unigard Insurance Group, Safeco Insurance Company
Education:	Wenatchee Valley College

This borrower member posted the following loan description, which has not been verified:

I am starting my own web based home business called The Computer Connection. I will be selling subscriptions to online computer tutorials helping people learn how to use their computers. I am purchasing a website, which is being designed to my personal specification and am being trained on promoting the website. I need the loan to purchase the website, pay advertising and promotion costs, along with the purchase of office equipment and supplies, which includes computers, printers and monitors to use in the business. I expect to have a monthly income of at least $7,500 in 3 months and presently have over $12,000 in start up costs.

A credit bureau reported the following information about this borrower member on March 26, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1992	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,601.00	Public Records On File:	0
Revolving Line Utilization:	56.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 388348

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388348	$24,000	17.90%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388348. Member loan 388348 was requested on March 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,335 / month
Current employer:	LyChron LLC	Debt-to-income ratio:	11.74%
Length of employment:	6 years 10 months	Location:	ALVISO, CA

Home town:	Mountain View
Current & past employers:	LyChron LLC, California Institute for Medical Research
Education:	Mission College

This borrower member posted the following loan description, which has not been verified:

The loan will be to consolidate all of my credit card debt, pay off what's left on my car loan and have a little extra on savings. I currently own two duplexes in Modesto CA that I get $2,500 a month on rent from and another house in Reno NV that gets me $1,000.00 a month. I did however loan another friend $23,000 to help him consolidate his debt about 2 years ago and he has been making payments to me but now I need to consolidate my own debt. I am never late on any of my payments and I would like to save up enough money again to purchase a home in my area. Income: Work (on average) $3,200.00 Rent from Modesto $2,500.00 Rent from Reno $1,000.00 Personal loan $ 635.00 Total $7,335.00 Thank you,

A credit bureau reported the following information about this borrower member on March 26, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1994	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	55
Revolving Credit Balance:	$21,904.00	Public Records On File:	0
Revolving Line Utilization:	61.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 388401

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388401	$7,000	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388401. Member loan 388401 was requested on March 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,583 / month
Current employer:	AT and T	Debt-to-income ratio:	3.57%
Length of employment:	9 years 8 months	Location:	HOUSTON, TX

Home town:	Houston
Current & past employers:	AT and T, AT and T
Education:	ITT Technical Institute

This borrower member posted the following loan description, which has not been verified:

i need this amount to clear all of my credit cards debts so please help..Thank you

A credit bureau reported the following information about this borrower member on March 26, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1996	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	44	Months Since Last Delinquency:	18
Revolving Credit Balance:	$4,462.00	Public Records On File:	0
Revolving Line Utilization:	23.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 388405

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388405	$10,000	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388405. Member loan 388405 was requested on March 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	self	Debt-to-income ratio:	1.06%
Length of employment:	10 years 2 months	Location:	SOMERS POINT, NJ

Home town:	Sharon Hill
Current & past employers:	self, meyers construction
Education:

This borrower member posted the following loan description, which has not been verified:

buying new motor for work truck. dont wont to buy new at this time. allso tring to build better creidt.

A credit bureau reported the following information about this borrower member on March 26, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1990	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,227.00	Public Records On File:	0
Revolving Line Utilization:	5.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 388417

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388417	$8,400	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388417. Member loan 388417 was requested on March 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Carter Oil Company, Inc.	Debt-to-income ratio:	24.75%
Length of employment:	5 years 6 months	Location:	Flagstaff, AZ

Home town:	Columbus
Current & past employers:	Carter Oil Company, Inc., SFS Stanton Financial Services
Education:	Valparaiso University

This borrower member posted the following loan description, which has not been verified:

My goal is to get out of debt and save myself the multiple finance charges and interest rates I am currently paying on credit card and medical debt. I have already cut up my credit cards and have learned to live on what I make. I am looking for the convenience of a single payment insted of having to write multiple checks every month. I want to make payments twice a month, each time I get paid.

A credit bureau reported the following information about this borrower member on March 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	76
Revolving Credit Balance:	$1,924.00	Public Records On File:	0
Revolving Line Utilization:	91.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 388418

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388418	$21,000	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388418. Member loan 388418 was requested on March 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Bella Nail and Spa	Debt-to-income ratio:	0.27%
Length of employment:	1 year	Location:	RIVERDALE, GA

Home town:	Phnom Penh
Current & past employers:	Bella Nail and Spa
Education:

This borrower member posted the following loan description, which has not been verified:

The car is in showroom condition. Immaculate inside and out. Very well maintained with low miles. Asking price was 34900. Negotiated to 31k. Putting down 10k towards seller. Need to finance 21k. Thank you.

A credit bureau reported the following information about this borrower member on March 26, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$208.00	Public Records On File:	0
Revolving Line Utilization:	1.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 388462

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388462	$6,000	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388462. Member loan 388462 was requested on March 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	No Limits Custums Art & Frames	Debt-to-income ratio:	17.84%
Length of employment:	1 year	Location:	Newport News, VA

Home town:	Northhampton
Current & past employers:	No Limits Custums Art & Frames
Education:	Thomas Nelson Community College

This borrower member posted the following loan description, which has not been verified:

I am an artist and a new daddy as of 1/19. I started the process of opening a business, custom art & frames. Instead of a small business loan, I decided to use my personal credit. I took out cast advances and almost maxed out my credit limits. In June, my fiance and I unexpectantly found out we were expecting. So, with our fantastic new addition, I had to come up with a new plan, finacially. Our shop is still in the process of opening, although I am still generate income through the business. I do custom oil paintings, color portraits and tattoos. Had I known what the future was going to hold, I would have done a small business loan. Now my personal credit is tapped. The major objective is to pay off creditors with deffered payments to avoid high intrest rates. Then I would like to pay off the rest of my high interest creditors. Once I can do this, I can turn the business finaces into that, instead of my personal finance. We were suppose to get married in August of this year. This would also make it possible for us to go through with our wedding plans.

A credit bureau reported the following information about this borrower member on March 26, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	58
Revolving Credit Balance:	$9,196.00	Public Records On File:	0
Revolving Line Utilization:	83.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 388465

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388465	$25,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388465. Member loan 388465 was requested on March 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$12,500 / month
Current employer:	Impera Group	Debt-to-income ratio:	19.54%
Length of employment:	1 year	Location:	Rockville, MD

Home town:	Washington
Current & past employers:	Impera Group, A.T. Kearney, Corporate Executive Board, The Hackett Group, Marchfirst, IBM
Education:	The Wharton School, University of Pennsylvania, George Washington University (GW), Johns Hopkins University

This borrower member posted the following loan description, which has not been verified:

BACKGROUND: Impera Group is a 1 year old, 6 person company that specializes in helping B2B companies sell into the executive suite of Fortune 1000 companies globally. We have 6 current clients for our core business, which is an outsourced sales team. Our fees include a rate per month per person ($5,000 to $10,000) + a percentage of revenue (10% to 35% for 1 to 3 years) from new contracts we help clients generate. The front-end monthly fees is intended to cover our costs and keep it low enough that it makes it easy on clients' cash flow. The model is intended to be shared reward with significant ongoing revenue and profitability potential for Impera Group. However, with typically 6 to 12 month sales cycles, it takes time to reap significant revenue from each client. LOAN PURPOSE: The #1 constraint on our growth is enough personnel, and given the sophistication of our service and the background needed we require people that need a high base salary. Any funding we receive will be invested solely into hiring more people and adding more PCs and office space. LEADERSHIP/CREDENTIALS: Impera Group's CEO has 20+ years of experience, a Wharton MBA, and a significant entrepreneurial, consulting and sales background. The company's President also has 20+ years of experience and previously was a senior sales executive within a Fortune 100 company. RISKS: The company is well past the risky start-up phase. Current contracts run through 12/31/09 so there is a solid foundation to build upon. Particularly with the current economy there is high demand for our service in which we directly help clients generate new business, and our pricing model is very attractive to clients.

A credit bureau reported the following information about this borrower member on March 26, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1987	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$336,172.00	Public Records On File:	0
Revolving Line Utilization:	87.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 381092

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381092	$16,000	18.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381092. Member loan 381092 was requested on March 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,408 / month
Current employer:	Out Tech, Inc.	Debt-to-income ratio:	0.37%
Length of employment:	4 years 6 months	Location:	Dillsburg, PA

Home town:	Dillsburg
Current & past employers:	Out Tech, Inc., Purdue University
Education:	ITT Technical Institute

This borrower member posted the following loan description, which has not been verified:

I am remodeling my house to improve it's function, square footage, and resale value. The home is a 2600 square foot 3br 3 bath house on 2.5 acres of wooded land. The remodeling will happen in 2 stages. First there will be a wall opened up to connect the living quarters to an under utilized room that is only accessible via the garage and deck, this room will serve as a formal dining room. This adds 240 square feet of living space. The second stage is finishing off the space above the 2 car garage to make a 4th bedroom. This will add 600 square foot of living space. So, after the remodel we will have a 3440 square foot 4 br 3 bath house that will be worth approximately $50,000 more The contractor I have to do the work has over 20 years of experience. He runs his own company and he is married to one of my wife's colleagues. He is a good guy and does high quality work. I am a hard working IT Manager with a company that I have worked for the past 4.5 years. I also run my own consulting company on the side.

A credit bureau reported the following information about this borrower member on February 25, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	48
Revolving Credit Balance:	$991.00	Public Records On File:	0
Revolving Line Utilization:	6.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 381482

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381482	$11,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381482. Member loan 381482 was requested on March 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Procter and Gamble	Debt-to-income ratio:	14.80%
Length of employment:	1 year 6 months	Location:	Bentonville, AR

Home town:	Berryville
Current & past employers:	Procter and Gamble, NCR Corp., Wal-Mart Inc.
Education:	University of Arkansas at Fayetteville

This borrower member posted the following loan description, which has not been verified:

Loan is to pay $11,000 taxes to IRS.

A credit bureau reported the following information about this borrower member on March 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	34	Months Since Last Delinquency:	8
Revolving Credit Balance:	$10,619.00	Public Records On File:	0
Revolving Line Utilization:	47.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 384200

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
384200	$8,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 384200. Member loan 384200 was requested on March 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Convergent Wealth Advisors	Debt-to-income ratio:	14.20%
Length of employment:	1 year	Location:	castile, NY

Home town:	rochester
Current & past employers:	Convergent Wealth Advisors, Clover Capital Management, Smith Barney
Education:	St. John Fisher College

This borrower member posted the following loan description, which has not been verified:

Need to consolidate credit card debt.

A credit bureau reported the following information about this borrower member on March 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,687.00	Public Records On File:	0
Revolving Line Utilization:	54.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 386977

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
386977	$19,000	10.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 386977. Member loan 386977 was requested on March 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,583 / month
Current employer:	carey limousine	Debt-to-income ratio:	0.36%
Length of employment:	4 years	Location:	FLUSHING, NY

Home town:	LAHORE
Current & past employers:	carey limousine, SELF EMPLOYED
Education:	BACHELORS

This borrower member posted the following loan description, which has not been verified:

THIS IS a loan to get the car payed off.

A credit bureau reported the following information about this borrower member on March 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	36
Revolving Credit Balance:	$1,536.00	Public Records On File:	0
Revolving Line Utilization:	5.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 388121

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388121	$1,600	7.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388121. Member loan 388121 was requested on March 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,917 / month
Current employer:	Restaurant Associates	Debt-to-income ratio:	4.64%
Length of employment:	2 years	Location:	philadelphia, PA

Home town:	Atco
Current & past employers:	Restaurant Associates, touchtone wireless, eb games
Education:	Cittone Institute

This borrower member posted the following loan description, which has not been verified:

I am looking to purchase a used motorcycle to commute to work

A credit bureau reported the following information about this borrower member on March 26, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1975	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,753.00	Public Records On File:	0
Revolving Line Utilization:	9.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 388158

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388158	$5,000	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388158. Member loan 388158 was requested on March 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$8,167 / month
Current employer:	L3	Debt-to-income ratio:	1.71%
Length of employment:	2 months	Location:	HAMPTON, VA

Home town:	Newport News
Current & past employers:	L3
Education:	NVCC

This borrower member posted the following loan description, which has not been verified:

loan for a used 1996 bmw

A credit bureau reported the following information about this borrower member on March 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1992	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	50
Revolving Credit Balance:	$7,961.00	Public Records On File:	0
Revolving Line Utilization:	24.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 388319

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388319	$19,000	16.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388319. Member loan 388319 was requested on March 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,467 / month
Current employer:	Incorp Services Inc	Debt-to-income ratio:	17.16%
Length of employment:	3 years 2 months	Location:	henderson, NV

Home town:	Curitiba
Current & past employers:	Incorp Services Inc, Inenvi, LLC
Education:	Universidade Federal do Parana

This borrower member posted the following loan description, which has not been verified:

I bought a 2005 convertible nissan 350Z last year because my ex boyfriend told me he'd pay for half the monthly payments. We ended up breaking up and now I pay for it myself. Thing is, I dont need a car that expensive, and I can't sell it to a private party because I make payments in it and I can't get the title until the car is paid off. You can't sell a car to a private party unless you hold the title. I could sell to a dealer but they will pay me 6000 less than what I owe in the car so that is completely out of question. I owe $20300 in the car, a dealer would give me 14k and I can sell it to a private party for 19 or 20k. Therefore, the purpuse of this loan is so that I can pay off my car, so I can get the title and sell it to a private party. Then I would use the sale money, whenever it sells, to buy a much cheaper car (I was thinking something like 5k) and use the rest as a down payment in a house I wanna buy. The other option I would have to stop wasting money in this car is to have someone take over my car payments and just transfer the title to that person when the car is paid off. I find that very risky because the car would still me under my name and responsability and if the person doesnt make my payment in time it would affect my credit negatively when I am trying to buy a house. I have never paid any bills late and I wouldn't let someone one do that with my name and credit. Not to mention the damage that can be done to the car and all things that can go wrong with that option. I am a great candidate for this loan because I am an extremely honest and responsable person. I pay all my bills at least a week before their due date, always on time, and I always pay them until they are paid off. The only reason my credit is not even higher is because I am a foreigner and dont have enough credit history since I have only been in the States for 4 years. I am a software enginner and I make enough money to pay this loan confortably. My monthly expense with rent and utilities is only $500. This is just an option to get rid of luxuries I dont need and use my money wisely. Thank you. :)

A credit bureau reported the following information about this borrower member on March 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,022.00	Public Records On File:	0
Revolving Line Utilization:	24.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 388382

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388382	$12,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388382. Member loan 388382 was requested on March 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Best Buy	Debt-to-income ratio:	13.16%
Length of employment:	3 years 4 months	Location:	GILROY, CA

Home town:	Gilroy
Current & past employers:	Best Buy
Education:	University of California-Santa Barbara (UCSB)

This borrower member posted the following loan description, which has not been verified:

Looking for a means of financing the purchase of an RV locally from a private party.

A credit bureau reported the following information about this borrower member on March 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1971	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	34
Revolving Credit Balance:	$9,030.00	Public Records On File:	0
Revolving Line Utilization:	37.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 388441

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388441	$5,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388441. Member loan 388441 was requested on March 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,362 / month
Current employer:	Texas Department of Information Resources	Debt-to-income ratio:	8.63%
Length of employment:	2 years 9 months	Location:	new braunfels, TX

Home town:	Gonzales
Current & past employers:	Texas Department of Information Resources, US Army
Education:	Howard Payne University

This borrower member posted the following loan description, which has not been verified:

We will be using the loan to help us get into our first Home. Although we have some debt we have been working for over three years to completely pay it all off. In less than 12 months we will have all our debts paid off. I have a steady job with the Government. This loan will allow me and my family to get into a home for the first time in our lives. Thank You, Noel

A credit bureau reported the following information about this borrower member on March 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	48	Months Since Last Delinquency:	31
Revolving Credit Balance:	$2,602.00	Public Records On File:	0
Revolving Line Utilization:	51.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 388497

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388497	$8,000	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388497. Member loan 388497 was requested on March 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	CreditCards.com, Inc.	Debt-to-income ratio:	16.30%
Length of employment:	5 years 3 months	Location:	Cedar Park, TX

Home town:	Fort Worth
Current & past employers:	CreditCards.com, Inc., Unisys Corp.
Education:	Southwest Texas State University

This borrower member posted the following loan description, which has not been verified:

I'm trying to consolidate a few high interest credit cards that are currently 24% interest. I am a husband, home owner, small business owner and always pay my bills on time. Simple request is for a loan to consolidate my high interest credit card debt into one easy payment.

A credit bureau reported the following information about this borrower member on March 27, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	76
Revolving Credit Balance:	$10,702.00	Public Records On File:	0
Revolving Line Utilization:	59.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 388502

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388502	$20,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388502. Member loan 388502 was requested on March 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	Self Employed	Debt-to-income ratio:	3.04%
Length of employment:	n/a	Location:	Carson City, NV

Home town:	Carson City
Current & past employers:	Self Employed, Marv McQueary Excavating
Education:	Western Nevada College

This borrower member posted the following loan description, which has not been verified:

Robert McQueary owner of ARMAC Construction. I am seeking a $25,000 loan to cover operating expenses. I will be starting a project in the next 2 to 3 weeks and will need some capital to cover payroll, material, & equipment expenses. Robert McQueary; has 25 years experience in excavating, paving & utilities.

A credit bureau reported the following information about this borrower member on March 27, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1991	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,893.00	Public Records On File:	0
Revolving Line Utilization:	18.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 388552

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388552	$20,000	17.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388552. Member loan 388552 was requested on March 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$7,083 / month
Current employer:	FCX Systems	Debt-to-income ratio:	17.08%
Length of employment:	1 year 4 months	Location:	Morgantown, WV

Home town:	Morgantown
Current & past employers:	FCX Systems, WVU Alumni Association
Education:	West Virginia University

This borrower member posted the following loan description, which has not been verified:

I am starting a new vehicle customizing shop in Fairmont WV. We have been able to attract major vendors (Rockford Fosgate, Boston Accoustic, JBL and Alpine) with out location and our plan. We have secured the location and completed the build-out. We are planning to open the business April 6th. This is an attractive market for our business being located in the middle of two cities, Morgantown and Clarksburg and in close proximity of two Universities (West Virginia University and Fairmont State University). We also will develop a niche market with marine audio and detailing. Boating is big in this area and there is no one that does audio installations for boats. We are working with some of the boat dealers in the area to offer our services to them. The funds that I am seeking are to be used for inventory purchase and completion of out signage on our location. I am a great candidate for a loan because I have great credit, have never been late or missed a payment. Also I plan to keep my current job while starting this new business to have an additional income source to be able to repay this loan. Also I am a certifed public accountant and I closely and efficiently manage my personal and business finances.

A credit bureau reported the following information about this borrower member on March 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	55	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,268.00	Public Records On File:	0
Revolving Line Utilization:	53.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	9

Member Payment Dependent Notes Series 388574

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388574	$14,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388574. Member loan 388574 was requested on March 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,000 / month
Current employer:	n/a	Debt-to-income ratio:	0.00%
Length of employment:	n/a	Location:	Ventura, CA

Home town:	Brescia
Current & past employers:	Black & Decker Corp.
Education:	University of California-Berkeley (Cal UC Berkeley)

This borrower member posted the following loan description, which has not been verified:

I had brain injury in October 2005 and after much pain I found out in February 2007 that oxygen therapy, also named HBOT, can heal every scar in the body including injuries to the brain but unfortunately this therapy isn't approved yet by the official medicine so it isn't covered by any medical insurance therefore I neeed this money loan to complete the therapies that I had just started to do last November and that improved my thinking and body problems very much.

A credit bureau reported the following information about this borrower member on March 27, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1997	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$107.00	Public Records On File:	0
Revolving Line Utilization:	0.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 388582

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388582	$12,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388582. Member loan 388582 was requested on March 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,417 / month
Current employer:	Universal Am-Can	Debt-to-income ratio:	2.48%
Length of employment:	1 year	Location:	LAUREL, MD

Home town:	Washington, DC
Current & past employers:	Universal Am-Can, CR England Trucking, PGT Trucking
Education:

This borrower member posted the following loan description, which has not been verified:

To whom it my concern, I am requesting the amount of 12,000.00 because, I need to purchase a trailer for my trucking company. With my own trailer I am able to make more money without having to rent one and pay high rental charges.

A credit bureau reported the following information about this borrower member on March 27, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	24
Revolving Credit Balance:	$4,770.00	Public Records On File:	2
Revolving Line Utilization:	52.40%	Months Since Last Record:	72
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 388586

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388586	$15,000	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388586. Member loan 388586 was requested on March 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,417 / month
Current employer:	n/a	Debt-to-income ratio:	13.12%
Length of employment:	n/a	Location:	Houston, TX

Home town:
Current & past employers:
Education:	University of Houston

This borrower member posted the following loan description, which has not been verified:

Proceeds of loan to be used to pay off BofA credit card that had terms unceremoniously -- and incomprehensibly -- changed. Would like to pay off with installment loan instead of transferring to another card. Remaining funds to pay off other revolving debt. Most of this was accumulated to finish out major home addition over the past 18 months. House is in near-town historic district with continued (reasonable) appreciation in property value despite the current economic realities. I have lived in this home along with my wife and children for more than a dozen years. I am a compensation consultant for respected firm with offices in several major US cities. Our clients tend to be in the energy industry, and the outlook among current clientelle and future business is sound. My credit history is very good, and I always meet my obligations.

A credit bureau reported the following information about this borrower member on March 27, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1988	Delinquent Amount:	$0.00
Open Credit Lines:	29	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	65	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$50,910.00	Public Records On File:	0
Revolving Line Utilization:	32.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 388591

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388591	$20,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388591. Member loan 388591 was requested on March 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,667 / month
Current employer:	ATC associates, inc	Debt-to-income ratio:	18.23%
Length of employment:	4 years 10 months	Location:	land o lakes, FL

Home town:	tallahassee
Current & past employers:	ATC associates, inc
Education:

This borrower member posted the following loan description, which has not been verified:

I am looking for a way to consolidate my payments in one place so I can make a larger overall payment to pay everything down quicker.

A credit bureau reported the following information about this borrower member on March 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,313.00	Public Records On File:	0
Revolving Line Utilization:	43.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 388596

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388596	$19,000	17.90%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388596. Member loan 388596 was requested on March 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,583 / month
Current employer:	world impex	Debt-to-income ratio:	0.27%
Length of employment:	14 years 1 month	Location:	elk grove, CA

Home town:	sacromento
Current & past employers:	world impex, alpha cement trading group
Education:	sacromento city college

This borrower member posted the following loan description, which has not been verified:

need to pay for ring and vacation

A credit bureau reported the following information about this borrower member on March 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19.00	Public Records On File:	0
Revolving Line Utilization:	0.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	9

Member Payment Dependent Notes Series 388623

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388623	$2,500	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388623. Member loan 388623 was requested on March 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$487 / month
Current employer:	Grisantis	Debt-to-income ratio:	5.13%
Length of employment:	1 year 6 months	Location:	Kapaa, HI

Home town:	Hanalei
Current & past employers:	Grisantis, Smith's Motor Boat Services
Education:	Creighton University

This borrower member posted the following loan description, which has not been verified:

My girlfriend and I have recently put a down payment on a used car. Financing with the dealers would have high interest rates, and too expensive for us. So we are looking for other options. I have a stable job, and have been there for a year and a half now. I held my previous job for 5 years and only left so that I could attend college. My girlfriend and I need this car to commute to college and work. So rest assured, I am a very responsible person will be able to make monthly payments on time. Along with myself, my girlfriend, who also has a steady job, will be helping with payments as well. We both have pretty good credit, and have never missed a payment on anything, ie., credit cards, utilities, etc.

A credit bureau reported the following information about this borrower member on March 27, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2006	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$727.00	Public Records On File:	0
Revolving Line Utilization:	72.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 388645

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388645	$23,600	18.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388645. Member loan 388645 was requested on March 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$11,667 / month
Current employer:	n/a	Debt-to-income ratio:	13.09%
Length of employment:	n/a	Location:	Kirkland, WA

Home town:	Philadelphia
Current & past employers:
Education:	Some College

This borrower member posted the following loan description, which has not been verified:

My husband has a stable sr. position at major blue chip company in the NW. We have excellent cash flow and 70K+ in savings. We had to move to NW recently and had to short sale our CA house, husband credit took a hit, but we are better off financially now than when we were paying an unaffordable mortgage, unfortunately had to borrow from CC, which we want to repay back fast. We are not behind on any payment.

A credit bureau reported the following information about this borrower member on March 27, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	44
Revolving Credit Balance:	$31,451.00	Public Records On File:	0
Revolving Line Utilization:	46.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 388647

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388647	$5,075	18.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388647. Member loan 388647 was requested on March 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	Austin Convention Center	Debt-to-income ratio:	6.85%
Length of employment:	1 year	Location:	Austin, TX

Home town:	Oak Ridge
Current & past employers:	Austin Convention Center, AT&T Inc.
Education:	Austin Community College

This borrower member posted the following loan description, which has not been verified:

I'm looking to consolidate debt spread over three credit cards. My Bank of America card has a balance of $1886.21, Wells Fargo of $1335.29 and Chase $1846.63. The total amount I'm requesting is $5075. I plan to close two of these three revolving credit accounts once they're paid off. I'm requesting the loan to lower overall interest and simplify the payment process.

A credit bureau reported the following information about this borrower member on March 27, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2007	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,204.00	Public Records On File:	0
Revolving Line Utilization:	86.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 388700

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388700	$18,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388700. Member loan 388700 was requested on March 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,377 / month
Current employer:	United States Postal Service	Debt-to-income ratio:	13.36%
Length of employment:	12 years	Location:	Rockland, MA

Home town:	Franklin
Current & past employers:	United States Postal Service
Education:	UMASS Amherst, University of New Mexico-Main Campus

This borrower member posted the following loan description, which has not been verified:

I wish to consolidate all of my CC debt in one personal loan to improve my financial standing

A credit bureau reported the following information about this borrower member on March 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1993	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,064.00	Public Records On File:	0
Revolving Line Utilization:	56.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 388701

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388701	$3,500	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388701. Member loan 388701 was requested on March 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	chartwells,compass group usa	Debt-to-income ratio:	13.39%
Length of employment:	3 years 3 months	Location:	san francisco, CA

Home town:	casablanca
Current & past employers:	chartwells,compass group usa, D-LEW ENTERPRISES,LLC
Education:	college moulay idriss,casablanca,morocco, university of toulous,toulous,france, city college of san francisco,san francisco,usa

This borrower member posted the following loan description, which has not been verified:

pay off the high interest credit card chase-7351: 3,400

A credit bureau reported the following information about this borrower member on March 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,730.00	Public Records On File:	0
Revolving Line Utilization:	33.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 388702

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388702	$12,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388702. Member loan 388702 was requested on March 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	Scottish Rte Children Hospital	Debt-to-income ratio:	4.36%
Length of employment:	4 months	Location:	atlanta, GA

Home town:	Ibadan
Current & past employers:	Scottish Rte Children Hospital, New York Medical College,St Joseph Hospital Yonkers
Education:	Olabisi Onabanjo Teaching Hospital, New York Medical College,St Joseph Hospital Yonkers

This borrower member posted the following loan description, which has not been verified:

I am a medical Doctor that currently resides in GA,i have been offered a residency program to start my first year at New York Medical College,St' Joseph Hospital Yonkers to start work in June,but i need a loan for relocation. My Annual Salary At st' Joseph Hospital ranges from $48000 to $52000

A credit bureau reported the following information about this borrower member on March 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2003	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,652.00	Public Records On File:	0
Revolving Line Utilization:	24.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 388708

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388708	$20,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388708. Member loan 388708 was requested on March 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	Hudson Toyota	Debt-to-income ratio:	15.47%
Length of employment:	4 years 3 months	Location:	HACKENSACK, NJ

Home town:	LIMA, PERU
Current & past employers:	Hudson Toyota, Prestige Toyota
Education:	Bergen Community College

This borrower member posted the following loan description, which has not been verified:

Need the money for three important things. 1. Need to go back to school 2. Need to refurnish my home 3. Need to payoff some credit cards.

A credit bureau reported the following information about this borrower member on March 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	35
Revolving Credit Balance:	$6,155.00	Public Records On File:	0
Revolving Line Utilization:	9.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 388716

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388716	$10,725	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388716. Member loan 388716 was requested on March 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Prism Microsystems, Inc.	Debt-to-income ratio:	12.09%
Length of employment:	1 year 9 months	Location:	Stevensville, MD

Home town:	Stevensville
Current & past employers:	Prism Microsystems, Inc., Queen Anne's County Public Schools, Alion Science and Technology
Education:	University of Maryland-University College

This borrower member posted the following loan description, which has not been verified:

I will use the money to pay off an unsecured loan from Bank of America with a very high interest rate. I have never made a late payment and I take pride in that.

A credit bureau reported the following information about this borrower member on March 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2003	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,854.00	Public Records On File:	0
Revolving Line Utilization:	49.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 388731

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388731	$3,200	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388731. Member loan 388731 was requested on March 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,667 / month
Current employer:	Self-Employed	Debt-to-income ratio:	17.92%
Length of employment:	1 year 5 months	Location:	Seattle, WA

Home town:	Indianola
Current & past employers:	Self-Employed, Apple Inc., Vavricka Juntti & Co.
Education:	Minneapolis College of Art and Design

This borrower member posted the following loan description, which has not been verified:

I am in need of a loan to spread out some of my business expenses and taxes to make them manageable at this time. I am a freelance graphic designer that does a wide range of services for just a couple of clients. I am very organized and I always know where I am financially, and never make a late payment. Business is doing well right now, but I need some help before I will see the result of my current work.

A credit bureau reported the following information about this borrower member on March 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$849.00	Public Records On File:	0
Revolving Line Utilization:	10.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 388732

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388732	$24,000	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388732. Member loan 388732 was requested on March 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	Barnes & Noble	Debt-to-income ratio:	21.55%
Length of employment:	5 years 1 month	Location:	Los Angeles, CA

Home town:	Stoughton
Current & past employers:	Barnes & Noble, BarTime Incorporated
Education:	Bryant College, Harvard University

This borrower member posted the following loan description, which has not been verified:

We would like to borrow 20k to purchase the home that we have been renting for over 1 year. We have been approved to assume the sellers mortgage for 490k, as the home is a pre foreclosure and seller is in distress . The current owner has a 2nd on it (hard money) that has become due. We are required to pay it off at closing and need some help to complete the transaction. I hope you will grant us this oppty. Our current rent is 2500. If we can close the transaction our mortgage will be 1600 on the same property! I hope you can help

A credit bureau reported the following information about this borrower member on March 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1990	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	63
Revolving Credit Balance:	$17,921.00	Public Records On File:	0
Revolving Line Utilization:	43.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 388737

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388737	$18,000	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388737. Member loan 388737 was requested on March 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,875 / month
Current employer:	State of Oregon	Debt-to-income ratio:	17.11%
Length of employment:	30 years	Location:	HILLSBORO, OR

Home town:	Baker
Current & past employers:	State of Oregon, Department of Fish and Wildlife
Education:	Oregon State University

This borrower member posted the following loan description, which has not been verified:

Hi I currently have a 2004 Ford 150 with a balance of $18,000. I currently have about 3.5 years of payments left of $603 monthly. I would like to cut the monthly payment down a bit as well as get out of the balance owed a bit quicker. I had some credit problems back in 2005 but I have worked hard to improve my credit ratings and have not missed a payment on any account for over 3 years. I don't deserve the high interest rate I pay now on the vehicle (nearly 19%). My bank will not refinance at a lower rate citing the value of the vehicle. I have never missed a vehicle payment ever. All my Fico scores are above 700 now and my credit lines have improved substantially in the last few months. I am trying to accelerate getting out of debt at a faster pace on this loan. I am also working hard to pay down other credit card debts and this loan request is part of an overall financial strategy. Thanks for consideration!!

A credit bureau reported the following information about this borrower member on March 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,952.00	Public Records On File:	0
Revolving Line Utilization:	22.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 388748

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388748	$12,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388748. Member loan 388748 was requested on March 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$7,083 / month
Current employer:	Isabella Flooring Inc.	Debt-to-income ratio:	17.69%
Length of employment:	10 years	Location:	Bodfish, CA

Home town:	Lake Isabella
Current & past employers:	Isabella Flooring Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

4000.00 will be to pay of(husbands) PROSPER Loan at 12% interest. That I am In good standing with. $8000.00 we be used to bring NEW Green Flooring Samples andProducts into our Store that Can be seen at our web site.. www.isabellaflooring.com And also to do GREEN EXPO's at home trade show's Floor Covering Business is doing well, Public is looking for More GREEN Products so we have co-op, with Mohawk Inc. We also have (Inc.) the business, We have been in the Installation Of floor covering for 23 years and have been retailing for 3 years. The Business has been been doing aprox 48k to 60k a month for the past 28 months with a 40% MARGIN.

A credit bureau reported the following information about this borrower member on March 27, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1991	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,588.00	Public Records On File:	0
Revolving Line Utilization:	20.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 388751

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388751	$9,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388751. Member loan 388751 was requested on March 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	n/a	Debt-to-income ratio:	5.17%
Length of employment:	n/a	Location:	WAHIAWA, HI

Home town:	Landstuhl
Current & past employers:	US Army
Education:	Heald College at Honolulu

This borrower member posted the following loan description, which has not been verified:

Looking to purchase a used vehicle

A credit bureau reported the following information about this borrower member on March 27, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 388771

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388771	$24,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388771. Member loan 388771 was requested on March 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Self Employed	Debt-to-income ratio:	18.51%
Length of employment:	7 years	Location:	Peoria, AZ

Home town:	Croix Chapeau
Current & past employers:	Self Employed, Dynegy Inc., Ferrellgas Partners
Education:	Our Lady of the Lake University-San Antonio

This borrower member posted the following loan description, which has not been verified:

I am starting a retail craft supply and pottery painting studio. I have a good relationshiip with my bank and was told last summer that I would have no trouble getting the SBA loan when I needed it. With the financial crisis, all of that changed and they couldn't get me the SBA loan. I will be funding about half of the start up costs myself and am looking for funding for the remainder. This business is one of the few industries that is not feeling the recession. As people can no longer afford to take vacations, the advent of the 'staycation' has emerged. Now families are looking for things to do at home. My studio will provide a place for people to come and learn new crafts, scrapbooking, pottery painting, home decorating, etc. Unlike a big box craft store, mine will focus more on the classes and how to use the products that are out there.

A credit bureau reported the following information about this borrower member on March 27, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1990	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,815.00	Public Records On File:	0
Revolving Line Utilization:	6.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 388774

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388774	$11,200	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388774. Member loan 388774 was requested on March 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,317 / month
Current employer:	Pacific Gas and Electric Company	Debt-to-income ratio:	16.21%
Length of employment:	6 years 10 months	Location:	Clovis, CA

Home town:	Taipei
Current & past employers:	Pacific Gas and Electric Company, United States Marine Corps
Education:

This borrower member posted the following loan description, which has not been verified:

I have a wedding date set for 6/28/09 with a non refundable deposit. My fiancee injured his shoulder Nov 08 and is unable to work until he receives the surgery, then he has 3 month to recuperate. The money we have saved to cover the wedding has been exhausted from his inability to return to work as a commercial diver in the Gulf of Mexico. Wedding invites have been sent and most attendees have made their out of state travel arrangements which is non refundable as well. The remaining balance on the wedding is $5800 and there are still a few items that need full payment including photographer for $1000 and other miscellaneous services. All other items have been paid for. I need this loan to help cover the wedding expenses, plus I think this would be a great opportunity to consolidate my other bills and make one convenient payment. My fiancee's job will be waiting for him upon his recovery, approx Aug of 09 depending on his surgery date. I plan on repaying this loan in full asap after his return to work. I have been in my full time position since 2001 and keep up with all my bills and maintaining good credit.

A credit bureau reported the following information about this borrower member on March 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	74
Revolving Credit Balance:	$10,673.00	Public Records On File:	0
Revolving Line Utilization:	93.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 388777

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388777	$7,000	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388777. Member loan 388777 was requested on March 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,833 / month
Current employer:	UCIrvine Parking and Transportation	Debt-to-income ratio:	20.87%
Length of employment:	2 years 8 months	Location:	Irvine, CA

Home town:	Glendale
Current & past employers:	UCIrvine Parking and Transportation
Education:	University of California-Irvine (UCI)

This borrower member posted the following loan description, which has not been verified:

I fell into credit card debt at a young age. Up to date I have been making payments to reduce my debt but I feel it is time to seek help. I am ready to become financially responsible and debt free.

A credit bureau reported the following information about this borrower member on March 28, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,546.00	Public Records On File:	0
Revolving Line Utilization:	97.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Posting Report Supplement No. 167 dated March 28, 2009